ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (the "Agreement"), dated as of March 15, 1999 (the "Signing Date"), is entered into by and among PARACELSUS CONVALESCENT HOSPITALS, INC., a California corporation ("PCHI"), PARACELSUS REAL ESTATE CORPORATION, a California corporation ("PREC") (PCHI and PREC are also sometimes referred to herein individually as, a "Seller" and, collectively as, the "Sellers"), and SUNLAND ASSOCIATES, INC., a Tennessee corporation (the "Buyer") or its assigns as herein permitted.

                                  WITNESSETH:

         WHEREAS, PCHI owns and operates the following three skilled nursing facilities (collectively, the "Owned Facilities" and also sometimes referred to herein individually as, a "Facility" and, collectively as, the "Facilities"):

         1. University Convalescent Hospital, located at 2122 Santa Cruz Avenue, Menlo Park, California 94025 ("University");

         2. Lafayette Convalescent Hospital, located at 1010 First Street, Lafayette, California 94549 ("Lafayette"); and

         3. Oak Park Convalescent Hospital, located at 1625 Oak Park Boulevard, Pleasant Hill, California 94523 ("Oak Park"); and

         WHEREAS, PREC owns the real property on which the Owned Facilities are located; and

         WHEREAS, Sellers desire to sell to Buyer, and Buyer desires to purchase, all or substantially all of the assets and properties used by PCHI in the skilled nursing and subacute care business conducted at the Facilities (the "Business"), and certain real property of PREC on which the Owned Facilities are located, and Buyer further desires to assume from Sellers certain liabilities and obligations from conducting the Business, all upon the terms and subject to the conditions set forth herein; and

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, and covenants stated in this Agreement, and the other good and valuable consideration exchanged between the parties, the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound agree as follows:

                                   SECTION 1.
                                  DEFINITIONS

1.1. DEFINITIONS. As used herein, the following terms have the meanings specified or referred to in this section (unless specifically defined or the context clearly requires otherwise):

         "Affiliate" means any Person that, directly or indirectly, controls, is controlled by, or under common control with, another Person. For purposes of this definition, the terms "control" and "controlled by" and

"under common control with", as used with respect to any Person, mean the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract, or otherwise.

         "Business Day" means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of California are closed.

         "Closing Period" means the period between the Signing Date and the Closing Date.

         "Consent" means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "Contract" means any contract, agreement, obligation, promise, purchase order, sales order, license, lease, commitment, arrangement, or undertaking (whether written or oral, and whether express or implied) that is legally binding.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and any corresponding provisions of succeeding law, and the regulations promulgated thereunder.

         "Governmental Authorization" means any approval, consent, license, certificate of need, franchise, provider number, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "Governmental Body" means any (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature, (ii) federal, state, local, municipal, foreign, or other government, (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), (iv) multi-national organization or body, or (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "Indemnitee" means a party seeking indemnification.

         "Indemnitor" means a party against whom a claim for indemnification is made.

         "Knowledge" with respect to:
         (i) an individual, is deemed to exist of a particular fact or other matter if, such individual is, or has at any time been, (y) actually aware of such fact or other matter, or (z) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable inquiry about the existence of such fact or other matter; and

         (ii) any Person (other than an individual), is deemed to exist of a particular fact or other matter if, any individual who is serving, or who at any time has served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge (as defined in the preceding clause (i) hereof) of such fact or other matter.

         "IRC" means the Internal Revenue Code of 1986, as amended and any corresponding provisions of succeeding law, and the regulations promulgated thereunder.

         "Legal Requirement" means any federal, state, local, municipal, foreign, international, multi-national, or other administrative order, constitution, law, ordinance, code, principle of common law, regulation, statute, or treaty.

         "Lender" means any Person that has loaned money or extended credit to another Person.

         "Liens" means all mortgages, deeds of trust, claims, liens, judgments, security interests, pledges, leases, conditional sale contracts, rights of first refusal, options, charges, liabilities, obligations, agreements, powers of attorney, limitations, reservations, restrictions, and other encumbrances or adverse claims of every kind and nature, including any restriction on use, voting, transfer, receipt of income, or exercise of any attribute of ownership.

         "Ordinary Course of Business" means an action taken by a Person that is:

         (i) consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

         (ii) not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent corporation, if any, of such Person; and

         (iii) similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (of by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

         "Person" includes any individual, partnership, joint venture, limited partnership, limited liability company, trust, estate, corporation, association, custodian, trustee, executor, administrator, or other entity or Governmental Body.

         "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "Representatives" means the directors, trustees, officers, employees, agents, financial advisers, accountants, legal counsel, and other representatives of a Person.

         "Subsidiary" means, with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

         "Tax" means any Governmental Body tax assessment, penalty, interest, fee, or other charge.

         "Tax Return" means any return (including an information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "Transaction" means the sale and purchase of the Acquired Assets, assumption of the Assumed Liabilities, and performance of the other agreements and covenants as described herein or required hereby.

         "Transaction Documents" means this Agreement, the Bill of Sale, the Assignment and Assumption Agreement; the Warranty Deed, the Consents, the Construction Contract Escrow Agreement and the exhibits, schedules, certificates, and lists related to each of the foregoing, as applicable to each of Seller and Buyer.

         "Union Contract" means the Collective Bargaining Agreement, effective October 1, 1997, between University and Health Care Workers' Union Local 250, affiliated with The Service Employees International Union, AFL-CIO and PCHI.

1.2. OTHER DEFINITIONS. Other terms may be defined elsewhere herein and have the meanings so given to them.

                                   SECTION 2.
                               SALE AND PURCHASE

2.1. ACQUIRED ASSETS. Upon the terms and subject to the conditions set forth herein, at the Closing (as defined in Section 5.1. hereof), Sellers will sell, transfer, convey, assign, and deliver to Buyer, and Buyer thereupon will purchase, acquire, and assume from Sellers, all of the following assets and properties of Sellers, other than the Excluded Assets (as defined in Section
2.4. hereof), owned, held, or used by PCHI in the operation of the Facilities and conduct of the Business, as such exist on the Signing Date, less all such assets and properties used, consumed, or disposed of, plus all such assets and properties acquired by, Sellers in the Ordinary Course of Business during the Closing Period (collectively, the "Acquired Assets"), which such Acquired Assets comprise, with the exception of the Excluded Assets, all or substantially all of the assets and properties owned, held, or used by PCHI in operating the Facilities and conducting the Business:

         a. REAL PROPERTY. The real property and real property interests described in SCHEDULE 2.1.A. hereto, together with all leaseholds therein, all buildings, improvements, construction-in-progress, fixtures, and fittings located thereon, and all easements, rights-of-way, and other appurtenances thereto (collectively, the "Real Property");

         b. PERSONAL PROPERTY. All tangible personal property and interests therein, including machinery, equipment, furniture, office equipment and supplies, communications equipment, furnishings, vehicles, and similar tangible personal property (collectively, the "Personal Property"), and including, not limited to, the personal property listed in SCHEDULE 2.1.B. hereto, which shall be completed by mutual agreement of the parties, initialed, and attached prior to Closing (the "Scheduled Personal Property");

         c. INTELLECTUAL PROPERTY. (i) All copyrights in both published works and unpublished works (collectively, the "Copyrights"), (ii) all registered and unregistered trademarks, trade names, service marks, and fictional business names, including, but not limited to, the exclusive rights of PCHI, if any, in and to the names "University Convalescent Hospital", "Lafayette Convalescent Hospital", and "Oak Park Convalescent Hospital", (collectively, the "Marks"), and (iii) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used, or intended to be used, or licensed by the PCHI, whether as licensee or licensor (collectively, the "Trade Secrets"), including all applications for and all Contracts granted to PCHI with respect to any of the foregoing, to the extent transfer or assignment is permitted by the terms thereof, and including, but not limited to, the items listed in SCHEDULE 2.1.C. hereto, which shall be completed by mutual agreement of the parties, initialed, and attached prior to Closing, but specifically excluding (x) all proprietary information contained in the employee or operation manuals of any Seller that does not directly pertain to the ongoing operation of the Facilities and conduct of the Business in the Ordinary Course of Business after Closing; (y) all rights in and to all owned and licensed computer hardware and software utilized, maintained, and located at the data center of Paracelsus Healthcare Corporation ("Paracelsus"), the parent corporation of Sellers, in Houston, Texas; and (z) all rights in and to the PrideTM and ServiceAdvantage programs (collectively, the "Intellectual Property");

         d. ASSIGNED CONTRACTS. To the extent transfer or assignment is permitted by the terms thereof, all of the right, title, and interest of PCHI under all Contracts, including the Union Contract, relating to PCHI's operating the Facilities and conducting the Business listed in SCHEDULE 2.1.D. hereto (collectively, the "Assigned Contracts");

         e. ASSIGNED LICENSES AND PERMITS. To the extent transfer or assignment is permitted by applicable Legal Requirements, all right, title, and interest of PCHI in all Governmental Authorizations of any Governmental Body held by PCHI for operating the Facilities and conducting the Business and listed in
SCHEDULE 2.1.E. hereto (collectively, the "Assigned Licenses and Permits");

         f. WARRANTY RIGHTS. To the extent transfer or assignment is permitted by the terms thereof, the benefit of and right to enforce the covenants and warranties that PCHI is entitled to enforce on the Closing Date relating to any of the other Acquired Assets;

         g. BUSINESS RECORDS. All documents, records, operating manuals and files, and computer software of PCHI, including, without limitation, all employment records, patient records, medical records, equipment records, construction plans and specifications, and medical and administrative libraries, but specifically excluding (x) all proprietary information contained in the employee or operation manuals of any Seller that does not directly pertain to the ongoing operation of the Facilities and conduct of the Business in the Ordinary Course of Business after Closing; (y) all rights in and to all owned and licensed computer hardware and software utilized, maintained, and located at the data center of Paracelsus in Houston, Texas; and (z) all rights in and to the PrideTM and ServiceAdvantage programs; and

         h. GOODWILL. All the goodwill and going concern value of the other Acquired Assets and the Business.

2.2. TRANSFER WITHOUT LIENS. Each of PCHI and PREC, as their interests appear, will convey good, valuable, and marketable title to the Acquired Assets (other than the Real Property) to Buyer free and clear of all Liens, and good and indefeasible title to the Real Property to Buyer free and clear of all Liens, except for as to both, (i) the Permitted Liens (as defined in Section 7.6.b. hereof), (ii) the Liens expressly assumed by Buyer as part of the Assumed Liabilities (as defined in Section 3.1. hereof, and (iii) the Liens otherwise disclosed under Section 7.6. hereof.

2.3. EFFECT OF PROHIBITED ASSIGNMENT. Nothing in this Agreement shall be construed as an attempt or agreement to transfer or assign (i) any Contract, Governmental Authorization, franchise, approval, variance, certification, or authority which cannot be transferred or assigned without Consent, unless such Consent shall have been given, or (ii) any Contract or claim as to which all the rights and remedies for enforcement would not fully pass to Buyer incident to the transfers or assignments required by this Agreement. However, in order for Buyer to realize the full value of the items described in the foregoing clauses (i) and (ii), Sellers shall, at the request of and under the direction of Buyer, and in the name of Buyer or as Buyer may otherwise specify and as permitted by applicable Legal Requirements, take all actions and do, or cause to be done, all such things as shall in the opinion of Buyer reasonably be necessary or proper (x) for the rights and obligations of any Seller thereunder to be preserved, and (y) for, and to facilitate, the collection of any monies due and payable thereunder, which Sellers shall hold for the benefit of and pay and deliver promptly to Buyer.

2.4. ASSETS EXCLUDED. Buyer will not purchase from Sellers under this Agreement, and the Acquired Assets shall not include, any of the following assets or properties of Sellers, regardless of whether owned, held, or used in the operation of the Facilities or conduct of the Business (collectively, the "Excluded Assets"):

         a. CURRENT ASSETS. All cash on hand or in banks (or similar depositories) or in investments, and all account, trade, intercompany, and other receivables, and all prepaid expenses, deposits, and other current assets, provided however, Buyer shall receive a credit against the Purchase Price for the prepaid amounts received by Sellers for patient care to be delivered by Buyer after Closing;

         b. ORDINARY COURSE OF BUSINESS. All assets and properties used, consumed, or disposed of in the Ordinary Course of Business during the Closing Period;

         c. CORPORATE DOCUMENTS; CERTAIN BUSINESS RECORDS. The corporate minute books, minutes, Tax records, and other documents and records either required to be maintained by Sellers' applicable Legal Requirements (but not including patient medical records at the Facilities) or not directly related to and necessary for Buyer's operation of the Facilities and conduct of the Business after the Closing;

         d. EXCLUDED CONTRACTS. All rights and privileges under Contracts not included in the Assigned Contracts, including, but not limited to, all Contracts between any Seller and any of its Affiliates;

         e. NAME RIGHTS. The names "Paracelsus", "Paracelsus Healthcare", and "Paracelsus Convalescent" (and all derivatives and variations thereof);

         f. PROPRIETARY INFORMATION. (i) All proprietary information contained in the employee or operation manuals of any Seller that does not directly pertain to the ongoing operation of the Facilities and conduct of the Business in the Ordinary Course of Business after Closing; (ii) all rights in and to all owned and licensed computer hardware and software utilized, maintained, and located at the data center of Paracelsus in Houston, Texas; and (iii) all rights in and to the PrideTM and ServiceAdvantage programs;

         g. THIRD PARTY CLAIMS. Any claims or rights against third parties on liabilities or obligations not included in the Assumed Liabilities;

         h. TAX REFUNDS. All claims for refunds of Taxes for periods ending on or prior to the Closing Date;

         i. INSURANCE REFUNDS. All rights under insurance policies, including rights to any cancellation value on the Closing Date or such earlier date;

         j. INSURANCE PROCEEDS. Except as otherwise provided herein, all insurance proceeds and claims relating to any of the Acquired Assets or the Business;

         k. INTERCOMPANY ACCOUNTS. All intercompany accounts of any Seller and any of its Affiliates;

         l. OTHER ASSETS OF PREC. All assets and properties of PREC, other than the Real Property;

         m. ASSETS OF PARACELSUS. All assets and properties of Paracelsus; and

         n. SCHEDULED EXCLUDED ASSETS. The property and assets listed in
SCHEDULE 2.4.N. hereto, which shall be completed by mutual agreement of the parties, initialed, and attached prior to Closing.

                                   SECTION 3.
                           ASSUMPTION OF LIABILITIES

3.1. ASSUMED LIABILITIES. At the Closing, Buyer will assume, become responsible for, and obligated to pay, perform, and discharge, only the following liabilities or obligations of Sellers and Paracelsus from operating the Facilities and conducting the Business (collectively, the "Assumed Liabilities"):

         a. ASSIGNED CONTRACTS. The liabilities or obligations of Sellers and Paracelsus under the Assigned Contracts, including the Union Contract, (as listed in SCHEDULE 2.1.D.), to the extent such Assigned Contracts have not been terminated and are not in default on the Closing Date;

         b. ASSIGNED LICENSES AND PERMITS. The liabilities or obligations of Sellers and Paracelsus under the Assigned Licenses and Permits (as listed in SCHEDULE 2.1.E.), to the extent such Assigned Licenses and Permits have not been terminated and are not in default on the Closing Date;

         c. OTHER TRANSACTION DOCUMENTS. Any and all liabilities or obligations specifically undertaken by Buyer under this Agreement or any of the other Transaction Documents; and

         d. OTHER ASSUMED LIABILITIES. The liabilities or obligations of Sellers and Paracelsus, other than as listed on Schedule 2.1.d., as specifically listed in SCHEDULE 3.1.D. hereto.

3.2. EXCLUDED LIABILITIES. Buyer shall not assume, become responsible for, or otherwise obligated to pay, perform, or discharge, and the Assumed Liabilities shall not include, any other liabilities or obligations of Sellers or Paracelsus, whether accrued, absolute, contingent, or otherwise (collectively, the "Excluded Liabilities").

                                   SECTION 4.
                     EARNEST MONEY DEPOSIT; PURCHASE PRICE

4.1.     EARNEST MONEY DEPOSIT.

         a. REQUIRED DEPOSITS. Buyer shall on or before the third day following the Signing Date, deposit with Michener, Larimore, Swindle, Whitaker, Flowers, Sawyer, Reynolds & Chalk, L.L.P., counsel to Sellers, the sum of $100,000.00 (the "Initial Earnest Money Deposit") pursuant to and to be governed by the Earnest Money Deposit Agreement substantially in the form of APPENDIX 4.1 hereto (the "Earnest Money Deposit Agreement"). Subject to the terms of the Earnest Money Deposit Agreement and this Agreement Buyer may extend the closing of the purchase of the Acquired Assets for up to an additional 30 days past the Scheduled Closing Date upon the payment of $50,000 as an additional earnest money deposit, and thereafter extend the closing of the purchase of the Acquired Assets for up to a further 30 day period upon the payment of $100,000 as an additional earnest money deposit (each, a "Supplemental Earnest Money Deposit") (the Initial Earnest Money Deposit and Supplemental Earnest Money Deposit, whether one or more, are referred to herein collectively as, the "Earnest Money Deposit"). Each Supplemental Earnest Money Deposit shall be governed by the Earnest Money Deposit Agreement.

         b. CONDITIONS OF RELEASE. The Earnest Money Deposit shall be released by Sellers, and paid and delivered to Buyer or retained by Sellers, as the case may be, in accordance with the provisions in Section 13.3. hereof.

         c. NO LIABILITY. Buyer agrees that Sellers shall have no liability, and Buyer covenants not to sue Sellers, for any loss resulting from the investment of the Earnest Money Deposit, or any loss of interest from the early withdrawal of the Earnest Money Deposit.

4.2. PURCHASE PRICE. The aggregate purchase price to be paid by Buyer to Sellers for the Acquired Assets (the "Purchase Price") shall be FIVE MILLION THREE HUNDRED FIFTY THOUSAND DOLLARS ($5,350,000.00.

4.3. METHOD OF PAYMENT. The Purchase Price, less the amount of the Note, and any credits against such sum required by the provisions hereof, shall be paid by Buyer to Sellers, at the Closing, by wire transfer or delivery of other immediately available funds to the account or accounts designated by Sellers prior to Closing and by the delivery of a secured promissory note in the original principal amount of $850,000.00 and substantially in the form of APPENDIX 4.3 (the "Note"), which shall be secured by a second lien on the Real Property that is second to no more than a $5,000,000 first lien.

4.4. ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Acquired Assets as set forth on SCHEDULE 4.4. hereto, which shall be completed by mutual agreement of the parties, initialed, and attached prior to Closing. The parties agree not to take any position on any Tax Return, upon examination or audit of any Tax Return, in any claim for a Tax refund, or otherwise that is inconsistent with such allocation of the Purchase Price, and the parties further agree to duly prepare and timely file such federal income Tax Returns necessary for reporting such allocation.

4.5. PRORATION AND PAYMENT OF TAXES. Each of Sellers and Buyer shall pay its pro rata portion of 1998 real property and ad valorem or similar personal property Taxes on any of the Acquired Assets. At the Closing, Sellers shall pay to Buyer (in the form of a credit against the Purchase Price) estimated 1999 real property and ad valorem or similar personal property Taxes pro rated through the Closing Date based on the 1998 Taxes due. Sellers shall make available to Buyer the statements and assessments reflecting the 1998 real property and ad valorem or similar personal property Taxes. Buyer shall pay (or reasonably contest) such sum to the appropriate Governmental Body when due, prior to becoming delinquent. Buyer further shall promptly forward to Sellers, after receipt thereof, copies of all 1999 Tax statements and assessments on any of the Acquired Assets. If the 1999 Taxes due are adjusted such that the Taxes due and payable are greater than the 1998 Taxes, Sellers shall pay their pro rata portion of any deficiency promptly after receiving notice that Buyer paid such Taxes. However, if the 1999 Taxes due shall be adjusted such that the Taxes due and payable are less than the 1998 Taxes, Buyer shall refund to Sellers their pro rata portion of such reduction upon receiving a copy of the 1999 Tax assessment. Promptly after the Closing, Buyer shall notify the appropriate Governmental Bodies of the change in the ownership of the Acquired Assets and its address for receiving any future Tax notices. Except as specifically provided in this section, Sellers shall have no other liability for Taxes payable by Buyer (including federal or state income Taxes) relating to the ownership of the Acquired Assets, operation of the Facilities, conduct of the Business, the Transaction, or otherwise.

                                   SECTION 5.
                                    CLOSING

5.1. CLOSING DATE. Subject to the provisions for termination of this Agreement in Section 13. hereof, and the provisions for Buyer to extend the date for the closing in Section 5.3. hereof, the closing for the consummation of the Transaction contemplated by this Agreement (the "Closing") shall take place at the offices of Chicago Title Company, 388 Market Street, Suite 1300, San Francisco, California 94111 at 10:00 a.m., California time, on May 14, 1999 or on such other date mutually agreed upon in writing by the parties (the "Scheduled Closing Date"). The date and time on which the Closing actually occurs, whether on the Scheduled Closing Date or as such may be extended as permitted hereby, is referred to herein as the "Closing Date". Subject to the provisions of Section 13. hereof, failure to consummate the Transaction on the date determined pursuant to this section will not result in the termination of this Agreement and will not relieve any party of any obligation hereunder.

5.2. EFFECTIVE TIME. The Transaction shall be effective for Tax, accounting, and all other purposes as of 12:01 a.m. on the day immediately following the Closing Date (the "Effective Time"), unless otherwise mutually agreed upon in writing by the parties.

5.3. EXTENSION DATE. As provided by Section 4.1, Buyer may, in its sole discretion, extend the date for the Closing past the Scheduled Closing Date to a date not more than thirty (30) days later (the "First Extension Date') by giving notice of such extension specifying the new Closing Date and delivering a $50,000 Supplemental Earnest Money Deposit pursuant to the Earnest Money Deposit Agreement at least five (5) Business Days prior to the Scheduled Closing Date. Thereafter, Buyer may, in its sole discretion, extend the date for the Closing past such First Extension Date to a date not more than thirty
(30) days later (the "Second Extension Date") by giving notice of such extension specifying the new Closing Date and delivering a $100,000 Supplemental Earnest Money Deposit pursuant to the Earnest Money Deposit Agreement at least five (5) Business Days prior to the First Extension Date. Each new Closing Date set by Buyer pursuant to this section based on its giving of an extension notice and delivering a Supplemental Earnest Money Deposit may also be referred to herein as an "Extension Date".

                                   SECTION 6.
                      ADDITIONAL COVENANTS AND AGREEMENTS

         Buyer and Sellers covenant and agree as follows:

6.1.     CONSTRUCTION-IN-PROGRESS AT LAFAYETTE.

         a. CONSTRUCTION PROJECT. During the Closing Period or as of Closing, PCHI shall enter into a Contract (the "Construction Contract") with a qualified contractor (the "Contractor"), for the purpose of making the repairs to Lafayette generally described in SCHEDULE 6.1.A.(1) hereto as necessary to comply with the requirements of the California Office of Statewide Health Planning and Development relating such repairs (the "Construction Project"); provided, however, that if Contractor's firm bid for the Construction Project (the "Bid") is greater than $200,000.00, PCHI shall not be obligated to enter into the Construction Contract or undertake the Construction Project, but may, in its sole discretion, elect to do so by giving affirmative notice thereof to Buyer. PCHI shall deliver SCHEDULE 6.1.A.(1) to Buyer within five (5) business days from the Signing Date. A true and accurate copy of the Construction Contract shall be attached prior to Closing as SCHEDULE 6.1.A.(2) hereto once it has been executed.

         b. LIABILITY ON CONSTRUCTION CONTRACT. In the event PCHI enters into the Construction Contract, the Construction Contract shall not be an Assigned Contract and shall not be an Assumed Liability.

         c. CONSTRUCTION PROJECT ESCROW. On or before the Closing Date Sellers shall deposit pursuant to a Construction Project Escrow Agreement substantially in the form of APPENDIX 6.1.C (the "Construction Project Escrow Agreement") the aggregate remaining unpaid sums due under the Construction Contract, limited as provided in Section 6.1.b (the "Construction Project Escrow").

6.2. DISCLAIMER OF WARRANTIES. SELLERS MAKE NO REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, CONCERNING THE ACQUIRED ASSETS, EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 7. HEREOF. THE ACQUIRED ASSETS SHALL BE SOLD BY SELLERS AND PURCHASED BY BUYER IN THEIR CONDITION AT CLOSING "AS IS" AND "WHERE IS", WITH NO WARRANTY OF MERCHANTABILITY OR HABITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, AND ALL SUCH WARRANTIES, WHETHER EXPRESS OR IMPLIED, ARE HEREBY DISCLAIMED BY SELLERS.

                                   SECTION 7.
                   REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each Seller represents and warrants to Buyer that, as applicable to it, and except as disclosed on the disclosure schedule attached hereto, which shall be arranged in paragraphs corresponding to the numbered and lettered sections of this Section 7. (the "Sellers' Disclosure Schedule"), and which such Sellers' Disclosure Schedule shall be completed by mutual agreement of the parties, initialed, and attached prior to Closing, each of the following statements is true and accurate on the Signing Date and will be true and accurate in all respects on and as of the Closing Date:

7.1. CORPORATE CAPACITY. Each Seller is a corporation duly organized, validly existing, and in good standing under the laws of the state of its respective incorporation, with all requisite corporate power and authority to own, operate, and lease its respective properties and to carry on its respective business as now being conducted by it. Each Seller has delivered or made available to Buyer complete and accurate copies of their respective Articles of Incorporation and Bylaws, as amended and in effect on the Closing Date.

7.2. CORPORATE POWERS; ABSENCE OF CONFLICTS WITH OTHER AGREEMENTS, ETC.

         a. The execution and delivery by each Seller of this Agreement and the other Transaction Documents to which it is a party:

                  i. Is within the respective corporate power of each Seller and is not in contravention of the terms of their respective Articles of Incorporation or Bylaws; and

                  ii. Will not: (A) result in any breach or acceleration of maturity of any indenture or Contract to which any Seller is a party or by which any Seller or any of the Acquired Assets is bound, (B) constitute a violation of any judgment, decree, or order of any court of competent jurisdiction applicable to any Seller, and (C) violate any Legal Requirement applicable to any Seller, the Facilities, the Business, or any of the Acquired Assets.

         b. This Agreement has been duly and validly executed and delivered by each Seller and, as of the Closing, the other Transaction Documents to be executed and delivered by each Seller will have been duly and validly executed and delivered by them. Upon approval of this Agreement by the Board of Directors of each Seller and by Paracelsus, as the shareholder of each Seller, this Agreement will constitute, and upon such approval and their execution and delivery of the other Transaction Documents to be executed and delivered by each Seller, the other Transaction Documents will constitute, the valid, legal, and binding obligation of each Seller, as the case may be, enforceable against each such party in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, or other Legal Requirements affecting the enforcement of creditors' rights generally or the availability of equitable remedies.

7.3. GOVERNMENTAL AUTHORIZATIONS. PCHI has all Governmental Authorizations relating to the ownership of the Acquired Assets and operation of the Business as are necessary and required for such ownership and operation, except where the failure to obtain such Governmental Authorizations would not have a material adverse effect on the ownership of the Acquired Assets or the operation of the Business. Upon its completion, SCHEDULE 2.1.E. will contain a complete description of all material Governmental Authorizations of any Governmental Body and their respective dates of termination or renewal, held by PCHI relating to the operation of the Facilities and conduct of the Business, together with any formal and specific notices or directives received by Sellers from the Governmental Body responsible for such items, for which noncompliance with such notice or directive would likely cause the revocation, suspension or diminution in term for such item, all of which are, to the best of Sellers' Knowledge, in good standing.

7.4. SCHEDULED CONTRACTS. SCHEDULE 2.1.D. lists all Contracts to which PCHI is a party involving obligations relating to the Business (the "Scheduled Contracts"). Sellers have delivered or made available to Buyer true and correct copies of all Scheduled Contracts. All of the Scheduled Contracts which Buyer has agreed to assume pursuant to this Agreement are valid and binding obligations of the parties thereto, are in full force and effect, and are enforceable against the parties thereto in accordance with their respective terms. To the best of Seller's Knowledge, neither PCHI nor any of the other parties to those Scheduled Contracts which Buyer has agreed to assume pursuant to the this Agreement (i) are in default under the terms of such Scheduled Contracts, or (ii) consider PCHI to be in default thereunder. To the best of Seller's Knowledge, no party to any of the Scheduled Contracts which Buyer has agreed to assume pursuant to this Agreement intends to terminate or adversely modify its agreement with respect thereto, or adversely change the volume of business done thereunder.

7.5. SCHEDULED LEASES. SCHEDULE 2.1.D. lists all personal property leases to which PCHI is a party relating to the Business and SCHEDULE 2.1.A. lists all leases to which PCHI is a party relating to the Business involving rental of real property by PCHI as lessor, lessee, sublessor, or sublessee (the leases disclosed in SCHEDULE 2.1.D. AND SCHEDULE 2.1.A. collectively the "Scheduled Leases"). Sellers have delivered or made available to Buyer true and correct copies of all Scheduled Leases. All of the Scheduled Leases which Buyer has agreed to assume pursuant to this Agreement are valid and binding obligations of the parties thereto, are in full force and effect, and are enforceable against the parties thereto in accordance with their terms. To the best of Seller's Knowledge, no event has occurred including, but not limited to, the execution, delivery and performance of this Agreement and the consummation of the Transaction which (whether with or without notice, lapse of time or both) would constitute a default thereunder. To the best of Seller's Knowledge, neither PCHI nor any of the other parties to any of those Scheduled Leases which Buyer has agreed to assume pursuant to this Agreement (i) are in default under the terms of any such Scheduled Lease, or (ii) considers PCHI to be in default thereunder. PCHI has not, as lessor under any such Scheduled Lease, accepted prepaid rent more than one month in advance or waived any material rights or obligations thereunder. No consents or approvals are required for PCHI to assign to Buyer as contemplated by this Agreement the Scheduled Leases to which it is a party, except as disclosed in Section 7.5. of Sellers' Disclosure Schedule.

7.6. TITLE TO ACQUIRED ASSETS AND RELATED MATTERS.

         a. On the Closing Date, each Seller, as their interests appear, will hold and convey to Buyer good, valid, and marketable title to the Acquired Assets (other than the Real Property), and good and indefeasible title to the Real Property, free and clear of all Liens, except as otherwise provided in
Section 2.2. or this Section 7.6. hereof.

         b. On the Closing Date, no Real Property owned by any Seller and relating to the Acquired Assets or designated in SCHEDULE 2.1.A. as a Real Property interest for which a Title Policy (as defined in Section 9.9.a. hereof) shall be obtained, will be subject to any recorded mortgages, deeds of trust, liens, encumbrances, easements, rights of way, claims, charges, equities, covenants, conditions, restrictions, reservations, limitations or other matters affecting such Real Property or Real Property interest, except for: (i) those matters set forth in SECTION 7.6.B. OF SELLERS' DISCLOSURE SCHEDULE; (ii) unrecorded leases as set forth in SCHEDULE 2.1.D.; (iii) Liens for current Taxes; (iv) zoning and building laws, ordinances, resolutions, and regulations; (v) those matters set forth in the standard Schedule B, Part 1, Exceptions from Coverage shown on the Title Commitments (as defined in Section 9.9.a. hereof), as the same may be revised following receipt of the Survey (as defined in Section 9.10.a. hereof), but only to the extent that Seller has not created or caused any such matters, or has no Knowledge of any such matters, or have otherwise disclosed them in this Agreement; (vi) rights-of-way, building or use restrictions, exceptions, variances, reservations or other limitations or matters affecting title to or use of the Real Property (excluding any variance or nonconforming use known to Seller but not disclosed in this Agreement) which do not materially impair the value of the Real Property or materially interfere with or impair the current use of the Real Property or any portion thereof or for which title insurance coverage is being provided to Buyer; (vii) such easements, rights-of-way, covenants, conditions, restrictions, reservations, limitations and other encumbrances as do not materially interfere with or impair the current use of the Real Property or any portion thereof or materially impair the value of the Real Property, but only to the extent that Seller has not created or caused any such matters, or has no Knowledge of any such matters, or have disclosed them in this Agreement, or to the extent they are disclosed as special exceptions in the Title Commitments provided to Buyer; and (viii) such minor defects, irregularities, encumbrances, easements, rights-of-way, encroachments, and clouds on title as typically exist with respect to properties similar in character to the Real

Property, are not caused by Seller after the date of this Agreement, and as do not: (A) materially interfere with or impair the current use and operation or any reasonably foreseeable future development or operation of the Real Property or any part thereof; (B) materially impair Seller's title to the Real Property, or the value of the Real Property, any portion thereof or Seller's interest therein; (C) prevent Seller from having good and indefeasible title to the Real Property; or (D) materially limit the scope or coverage of the Title Policies to be issued to Buyer (collectively, the "Permitted Liens").

         c. SCHEDULE 2.1.a. and SCHEDULE 2.1.d. include true and accurate descriptions of all Real Property owned or leased by any Seller and all tangible personal property (excluding cash, property with an aggregate value in a non-material amount, and the other Excluded Assets) leased by Seller, in either case relating to the Acquired Assets. No Seller is aware of or has received any notice from any Governmental Body of any violation of any Legal Requirements in respect of such property or structures or their use by such Seller. The Acquired Assets consisting of owned personal property are subject to no Liens, except the security interests of record set forth in SECTION 7.6.C. OF SELLERS' DISCLOSURE SCHEDULE, which schedule is a copy of Uniform Commercial Code ("UCC") search reports duly obtained by Sellers in the last thirty (30) days and which search reports show security interests of record relating to such Acquired Assets in the State of California.

         d. SECTION 7.6.d. OF SELLERS' DISCLOSURE SCHEDULE describes all construction work, if any, which any Seller or its predecessors has contracted for and which is presently in progress relating to any of the Facilities, and also contains a good faith estimate, as of the date of this Agreement, of the cost to complete each such project.

7.7. EMPLOYEE BENEFIT PLANS. SECTION 7.7. OF SELLERS' DISCLOSURE SCHEDULE lists any "employee benefit plans" that are described in ERISA that cover one or more employees of PCHI and that are sponsored or contributed to by PCHI (other than any defined contribution "employee pension benefit plan" as defined in ERISA, that does not require any contribution by PCHI, any paid time-off policy or vacation/holiday/sick leave policy, and any "employee welfare benefit plan" as defined in ERISA, that is sponsored by PCHI).

7.8. LITIGATION AND RELATED MATTERS. There is no Proceeding before any Governmental Body or before any private arbitration tribunal pending, or to the best of Seller's Knowledge, threatened against any Seller which materially affects the Acquired Assets or the Business. No Seller is subject to any currently existing Proceeding by any Governmental Body which materially affects the Acquired Assets or the Business.

7.9.     PCHI EMPLOYEES.

         a. SECTION 7.9.a. OF SELLERS' DISCLOSURE SCHEDULE contains a list of all of PCHI employees as of February 28, 1998, which list includes the then current estimated annualized salaries based on then current hourly wage rates and scheduled hours worked, department and job title or other summary of the responsibilities of such employees, any severance arrangements with such employees. Since February 28, 1998 there has not been any increase in the compensation payable or to become payable by PCHI to any of their officers, employees or agents, or any bonus payment or arrangement made to or with any such person, nor has there been any change in PCHI's personnel policies, except (in either case) in the Ordinary Course of Business by PCHI in accordance with established personnel policies.

         b. None of PCHI's employees are employed by PCHI pursuant to an employment agreement. SECTION 7.9.b. OF SELLERS' DISCLOSURE SCHEDULE includes a list of all employees of PCHI (other than "part-time employees" as such term is defined in the Worker Adjustment and Retraining Notification Act, hereinafter referred to as the "WARN Act") who have been terminated or laid-off or whose employment with PCHI otherwise has ceased since December 31, 1998.

7.10. LABOR MATTERS. Except for the Union Contract, PCHI does not have any collective bargaining agreements with any labor union and there are no current negotiations with a labor union. PCHI is in compliance with all applicable Legal Requirements respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, except where such non-compliance would not have a material adverse effect on the Business or the Acquired Assets. PCHI has not received any notice of an unfair labor practice complaint against PCHI pending before the National Labor Relations Board. There are no labor strikes, disputes, arbitrations, slowdowns or stoppages actually pending against or affecting PCHI, nor has PCHI received notice of any threatened labor strike, dispute, arbitration, slowdown, or stoppage. No grievances which might have an adverse effect on PCHI or any such arbitration proceeding arising out of or under collective bargaining agreements is pending and PCHI has no Knowledge that any claim therefor exists. PCHI has not experienced any employee strikes since the date it acquired the Business. PCHI will advise Buyer of any such labor dispute which shall arise before the Closing.

7.11. NO CONSENTS. No Consent, filing, or registration with or from any Governmental Body or any other Person is or will be required in connection with either Seller's execution, delivery, and performance under this Agreement or the other Transaction Documents to which each is a party.

7.12. TAXES. Each Seller has filed all Tax Returns required by applicable Legal Requirements to be filed by it and has paid all Taxes shown thereon as due and payable, other than those presently payable without penalty or interest or those being contested in good faith by appropriate procedures. There are no Liens with respect to Taxes (except for liens with respect to Taxes not yet due) upon any of the Acquired Assets.

7.13. BROKERAGE. Except as set forth in SECTION 7.13. OF SELLERS' DISCLOSURE SCHEDULE, Sellers have not engaged any financial advisor, broker or similar entity in respect of the Transaction which may be entitled to a fee or commission in connection with such Transaction.

7.14. ENVIRONMENTAL. Except as disclosed in SECTION 7.14 OF SELLERS' DISCLOSURE SCHEDULE, or the Environmental Study:

         a. Sellers are currently, and at all times have been, in compliance with all Environmental Laws (as hereinafter defined) except where failure to comply with such Environmental Laws would not have a material adverse effect on the Facilities;

         b. Sellers have all permits, authorizations or other approvals required under environmental laws to operate the Assets and the Real Property, and are in compliance with all such permits, authorizations and approvals except where failure to comply with such permits, authorizations or approvals, individually or in the aggregate, would not have a material adverse effect on the Facilities;

         c. Sellers have not generated, handled, stored, disposed of or released any Hazardous Substance (as hereinafter defined) on any of the Real Property, except in compliance with applicable Environmental Laws except where failure to comply with such Environmental Laws, individually or in the aggregate, would not have a material adverse effect on the Facilities;

         d. There are no polychlorinated biphenyls (PCBs) or transformers, capacitors, ballasts or other equipment that contains dielectric fluid containing PCBs at levels in excess of fifty parts per million (50 ppm) present, constructed, placed, deposited, stored, disposed of or located on the Real Property;

         e. There are currently no aboveground or underground storage tanks for the storage of Hazardous Substances located on the Real Property, and, to the best knowledge of Sellers, there have never been any such aboveground or underground storage tanks located on the Real Property;

         f. Sellers have not received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that Sellers are not in full compliance with Environmental Laws. There is no Environmental Claim (as defined below) pending or threatened against any of the Sellers or with respect to the Facilities.

         g. There are no present or, to the best of Sellers' knowledge, past actions, activities, circumstances, conditions, events or incidents, including, without limitation, the generation, storage, release, emission, discharge, presence or disposal of any Hazardous Substance, that could form the basis of any Environmental Claim against Sellers under any Environmental Law in effect at any time at or prior to the Closing.

         h. The inclusion of any item disclosed in SECTION 7.17.OF SELLERS' DISCLOSURE SCHEDULE and the inclusion of the reference to the Environmental Study hereinabove do not constitute admissions by Sellers or Buyer that any matters disclosed in such Schedule or Environmental Study constitutes a violation of any Environmental Law.

         The following terms shall have the following meanings as used herein:

         "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Hazardous Substances at any location, whether or not owned or operated by the Sellers or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         "Environmental Laws" means the federal, state (including specifically, but not by way of limitation, the State of California), and local environmental, health or safety laws, regulations, ordinances, rules and policies and common law in effect on the date hereof and the Closing Date relating to the generation, use, refinement, handling, treatment, removal, storage, production, manufacture, transportation, disposal, arranging for disposal, emissions, discharges, releases or threatened releases of Hazardous Substances, or otherwise relating to protection of human health, worker safety or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), as the same may be amended or modified to the date hereof and the Closing Date, including, without limitation, the statutes and regulations listed below:

         Federal Resource Conservation and Recovery Act of 1976, 42 U.S.C.
Section 6901, et seq.

         Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42

U.S.C. Section 9601, et seq.

         Federal Clean Air Act, 42 U.S.C. Section 7401, et seq.

         Federal Water Pollution Control Act, Federal Clean Water Act of 1977, 33 U.S.C. Section 1251, et seq.

         Federal Insecticide, Fungicide, and Rodenticide Act, Federal Pesticide Act of 1978, 7 U.S.C. Section 136, et seq.

         Federal Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.

         Federal Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.

         Federal Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq.

         Federal Occupational Safety & Health Act of 1970, 29 U.S.C. Section 651, et seq.

         Medical Waste Tracking Act of 1988, 42 U.S.C. Section 6992, et seq.

         Marine Protection Research & Sanctuaries Act of 1972, 33 U.S.C.
Section 1401, et seq.

         The Act to Prevent Pollution from Ships, 33 U.S.C. Section 1901, et seq.

         California Environmental Quality Act of 1970, (CEQA), California Government Code, Section 65914.

         California Hazardous Waste Control Law, California Health & Safety Code, Section 25100 et seq.

         Nuclear Regulatory Commission Regulations, 10 C.F.R. Part 20 and 10 C.F.R. Part 61.

         Public Health Service Regulations, 42 C.F.R. Part 72.

         Food & Drug Administration Regulations, 21 C.F.R. Parts 58 and 211.

         U.S. Department of Transportation Regulations, 49 C.F.R. Parts
171-179.

         U.S. Department of Agricultural Regulations, 9 C.F.R. Parts 50-56.

         U.S. Postal Service Regulations, 39 Part III.

         "Hazardous Substances" means any toxic or hazardous waste, pollutants or substances, explosives, radioactive materials, or Medical Waste (as defined below), including, without limitation, friable asbestos, asbestos-containing material, PCBs, petroleum products and byproducts, substances defined or listed as "hazardous substance", "toxic substance", "toxic pollutant", or similarly identified substance or mixture, in or pursuant to any Environmental Law.

         "Medical Waste" means any substance, pollutant, material, or contaminant listed or regulated under the Medical Waste Tracking Act of 1988, 42 U.S.C. Section 6992, et seq., 49 C.F.R. Section 173, 186, and/or the California Waste Management Act California Health & Safety Code, Section 117600 et seq.

7.15. FINANCIAL STATEMENTS. Attached as SECTION 7.15 . OF SELLERS' DISCLOSURE
SCHEDULE is a true, correct, and complete copy of the unaudited income statement of each Facility for the twelve months ended December 31, 1998 (the "Income Statements"), and the unaudited balance sheet of each Facility (the "Balance Sheets") (the Income Statements and the Balance Sheets are referred to herein collectively as the "Financial Statements"). To the best of Sellers' knowledge the Financial Statements have been prepared from and are in substantial accordance with the books and records of PCHI, and fairly present in all material respects the operations of the Facilities for the period indicated, except (a) as indicated by the notes thereto, and (b) with respect to any changes which would result from year-end audit adjustments which in the aggregate are not materially adverse to the business or financial condition of the Facilities.

7.16. CENSUS REPORT. Attached as SECTION 7.16 . OF SELLERS' DISCLOSURE SCHEDULE is a true copy of the patient census report for the Facilities as of January 31, 1999.

                                   SECTION 8.
                    REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Sellers that, except as disclosed on the disclosure schedule attached hereto, which shall be arranged in paragraphs corresponding to the numbered and lettered sections of this Section 8. (the "Buyer's Disclosure Schedule"), and which such Buyer's Disclosure Schedule shall be completed by mutual agreement of the parties, initialed, and attached prior to Closing, each of the following statements is true and accurate on the date of this Agreement and will be true and accurate in all respects on and as of the Closing Date:

8.1. CORPORATE CAPACITY. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as now being conducted by it. Buyer has delivered or made available to Sellers a complete and correct copy of its Articles of Incorporation and Bylaws, as amended and in effect on the Closing Date.

8.2. CORPORATE POWERS; ABSENCE OF CONFLICTS WITH OTHER AGREEMENTS, ETC.

         a. The execution and delivery by Buyer of this Agreement and the other Transaction Documents to which it is a party:

                  i. Is within the corporate power of Buyer and is not in contravention of the terms of its Articles of Incorporation or Bylaws; and

                  ii. Will not: (A) result in any breach or acceleration of maturity of any Contract or indenture to which Buyer is a party, (B) constitute a violation of any judgment, decree, or order of any court of competent jurisdiction applicable to Buyer, and (C) violate any Legal Requirement applicable to Buyer.

         b. This Agreement has been duly and validly executed and delivered by Buyer and, as of the Closing, the other Transaction Documents to be executed and delivered by Buyer will have been duly and validly executed and delivered by it. Upon approval of this Agreement by the Board of Directors of Buyer, this Agreement will constitute, and upon such approval and their execution and delivery, of the other Transaction Documents to be executed and delivered by Buyer the other Transaction Documents will constitute, the valid, legal, and binding obligation of Buyer, enforceable against such party in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, or other laws affecting the enforcement of creditors' rights generally or the availability of equitable remedies.

8.3. NO CONSENTS. No Consent, filing, or registration with or from any Governmental Body or any other Person is or will be required in connection with Buyer's execution, delivery, and performance under this Agreement or the other Transaction Documents to which it is a party.

8.4. LITIGATION AND RELATED MATTERS. There is no Proceeding before any Governmental Body or before any private arbitration tribunal pending, or to the best of Buyer's Knowledge, threatened against Buyer which materially affects its assets or properties. Buyer is not subject to any currently existing Proceeding by any Governmental Body which materially affects its assets or properties.

8.5. NO SALES TAX DUE. At Closing Buyer will possesses all sales tax permits required for the resale of the inventory purchased hereunder. The inventory purchased hereunder, if any, is not acquired for consumption or use and will be resold in the Ordinary Course of Business of Buyer.

8.6. BROKERAGE. Buyer has not engaged any financial advisor, broker or similar entity in respect of the Transaction which may be entitled to a fee or commission in connection with such Transaction.

8.7. NO MISLEADING STATEMENTS. No representation or warranty by Buyer contained in this Agreement, and no statement contained in any schedule (including any supplement or amendment thereto) and the Transaction Documents to be delivered at the Closing by or on behalf of Buyer to Sellers or any of its Representatives in connection with the Transaction, contains or will contain any untrue statement of a material fact, or, to the best Knowledge of Buyer, omit or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. Copies of all documents described on any schedule hereto which have been furnished, provided or made available to Sellers or, are hereafter furnished, provided or made available to Sellers, are or shall be, to the best of Buyer's Knowledge, true, correct, and complete.

                                   SECTION 9.
                     RIGHTS AND OBLIGATIONS PENDING CLOSING

9.1. CONFIDENTIAL INFORMATION.

         a. Prior to consummation of the Transaction or termination of this Agreement, the parties to will be providing one another with or have access to information about each other and the Facilities, Acquired Assets, and the Business which is protected, secret, non-public, or proprietary in nature (the "Confidential Information"). Each party agrees to hold confidential, to protect, and not to disclose, except on a "need-to-know" basis to its Representatives, all Confidential Information provided to it by another party to this Agreement; provided, however, that for purposes of this section, Confidential Information shall not include information that, without violating this Agreement, (i) was known to such party prior to the disclosure by another party, (ii) is or becomes generally available to the public other than by violating this Agreement, or (iii) otherwise becomes lawfully available to a party to this Agreement on a nonconfidential basis from a third party who is not, to the best of the Knowledge of such party to this Agreement, under an obligation of confidence to the other party to this Agreement. If this Agreement is terminated prior to consummation of the Transaction, then each party shall return all documents and other material, whether or not confidential, provided to it pursuant to this Agreement by or on behalf of the other party to this Agreement. The foregoing obligations of confidentiality and nondisclosure shall be in effect for a period of three (3) years beyond such termination. During such period, no party shall use any of the Confidential Information received from a party to the detriment of any other party.

         b. In the event that a party, or anyone to whom it supplies the Confidential Information, receives a request to disclose all or any part of the Confidential Information under the terms of a subpoena or order issued by a Governmental Body, the party agrees (i) to notify the other party immediately of the existence, terms, and circumstances surrounding such request, (ii) to consult with the other party on the advisability of taking legally available steps to resist or narrow such request, and (iii) if disclosure of such Confidential Information is required to prevent a party from being held in contempt or subject to other penalty, to furnish only such portion of the Confidential Information as the disclosing party is legally compelled to disclose and to exercise its best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed Confidential Information.

9.2. ACCESS AND INVESTIGATION. During the Closing Period, Seller will afford Buyer and its Representatives, at mutually agreeable times upon at least forty-eight (48) hours notice, access to Seller's personnel, properties, Contracts, books and records, and other documents and data relating to the Facilities, Acquired Assets, and the Business, (ii) furnish Buyer and its Representatives with copies of all such Contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (iii) furnish Buyer and its Representatives with such additional related financial, operating, and other data and information as Buyer or its Representatives may reasonably request.

9.3. OPERATION OF FACILITIES; CONDUCT OF BUSINESS. During the Closing Period, PCHI will, subject to the exercise of its reasonable business judgment:

         a. Operate the Facilities and conduct the Business only in the Ordinary Course of Business;

         b. Use commercially reasonable efforts to preserve intact the current business organization, keep available the services of the current employees, and maintain the relations and goodwill with suppliers, customers, landlords, creditors, employees, agents, and others currently having business relationships relating to the Business with PCHI;

         c. Perform in all material respects its obligations under the Assigned Contracts and, except in the Ordinary Course of Business, not amend or cancel any Assigned Contracts;

         d. Keep in full force and effect current insurance policies or other comparable insurance coverage; and

         e. Within a reasonable period of time prior to Closing, permit Buyer to make offers to any of the personnel who work at the Facilities or otherwise in the Business for employment by Buyer subsequent to Closing, which personnel shall be allowed by PCHI to accept or reject such offers without penalty (for the purpose of this subsection, the term "penalty" shall not be interpreted to refer to the availability, or lack of availability, of any severance benefit).

9.4. NEGATIVE COVENANT. Except as otherwise expressly permitted by this Agreement, during the Closing

Period, PCHI will not, without the prior Consent of Buyer, take any affirmative action, or fail to take any commercially reasonable action within its control, as a result of which any of the changes or events listed in Section 9.3. hereof is likely to occur or fail to occur, as the case may be.

9.5. REQUIRED APPROVALS; GOVERNMENTAL AUTHORIZATIONS. Seller shall assist and cooperate with Buyer and its Representatives in (i) making all filings that Buyer elects to make or is required by Legal Requirements to be make in order to consummate the Transaction, and (ii) obtaining all Governmental Authorizations and Consents from any other Persons which are conditions precedent to the consummation of the Transaction or otherwise necessary or appropriate with respect to this Transaction. Buyer acknowledges that, except as provided in this section, Sellers shall have no responsibility for obtaining any Governmental Authorizations to or of the transfer of any of the Assigned Licenses and Permits or for obtaining any necessary Consents to the assignment of the Assigned Contracts. Notwithstanding, Buyer agrees to use its reasonable best efforts to secure such Governmental Authorizations and Consents as soon as practicable and prior to the Closing.

9.6. BEST EFFORTS. During the Closing Period, each of Sellers and Buyer will use their respective best efforts to cause the conditions in Section 10. and
Section 11. hereof to be satisfied.

9.7. ENVIRONMENTAL STUDY.

         a. OBLIGATION TO DELIVER. Seller has delivered (i) a Phase I Environmental Site Assessment of University Convalescent Hospital, 2122 Santa Cruz Avenue, Menlo Park, California 94025 (the "University Report"), (ii) a Phase I Environmental Site Assessment of Oak Park Convalescent Hospital 1625 Oak Park Boulevard, Pleasant Hill, California 94523 (the "Oak Park Report"), and (iii) a Phase I Environmental Site Assessment of Lafayette Convalescent Hospital 1010 First Street, Lafayette, California 94549 (the "Lafayette Report"), in each case prepared by Environmental Management Group, Inc. ("EMG"), EMG Corporate Center, 11011 McCormick Road, Baltimore, Maryland 21031 (the University Report, the Oak Park Report and the Lafayette Report collectively the "Environmental Study") to Buyer.

         b. OBJECTION; RIGHT TO CURE. Buyer shall have until the earlier of (i) the Closing Date, and (ii) ten (10) days after the Signing Date to either approve or reject the environmental condition of the Facilities, Acquired Assets, and the Business. Buyer shall not reject the environmental condition of any portion of the Facilities, Acquired Assets, or the Business, unless the cost to cure any objections shall reasonably exceed in the aggregate $50,000.00. Buyer shall give Sellers notice thereof within ten (10) days after receiving the Environmental Study (the "Approval Period") and, if within fifteen (15) days after receiving such notice ("Cure Period"), Sellers do not cure, or commence to cure for items reasonably requiring more than 15 days to cure, the objection to the environmental conditions that exceed in the aggregate $50,000.00, then Buyer may, in its sole discretion, terminate this Agreement under Section 13.1.a. hereof by giving notice thereof to Sellers within two (2) Business Days after the end of the Cure Period. In the event the timing of the cure procedure set forth in this subsection conflicts with the Closing Date, in that Sellers cannot reasonably cure the objection to the environmental condition within the Cure Period provided, but are making diligent efforts toward that end, the Closing Date shall be automatically extended by a reasonable number of days to permit Sellers to complete their cure of Buyer's objection to the environmental condition. Any item relating to the environmental condition of the Facilities, Acquired Assets, or the Business to which Buyer does not object in writing within the Approval Period provided herein for making such objections is deemed to be approved.

9.8. TITLE COMMITMENT; TITLE POLICY.

         a. OBLIGATION TO DELIVER.

                  i. TITLE COMMITMENT. Sellers, at their sole cost and expense, shall order and deliver to Buyer at least ten (10) Business Days prior to the Closing Date, (i) for each parcel of Real Property that is designated in
SCHEDULE 2.1.A. as owned by PREC and for which a title policy will be delivered (the "Owned Real Property"), and (ii) for each parcel of Real Property that is designated in SCHEDULE 2.1.A. as leased by a Seller and for which a title policy will be delivered (the "Leased Real Property"), one or more binding commitments (collectively, the "Title Commitment") for the issuance of one or more ALTA Owner or Leasehold, as the case may be, Policies of Title Insurance (10-17-92) Form B with extended coverage, in an aggregate amount equal to $5,350,000 (collectively, the "Title Policy"), showing in either PREC or PCHI, as the case may be, good and indefeasible fee simple title to the Owned Real Property, and good and indefeasible leasehold title to the Leased Real Property, in each case subject only to the Permitted Liens (as defined in Section 7.6.b. hereof). In the event more than one Title Policy is issued, each Title Policy shall be in the amount requested by Buyer, subject to the preceding limitation on the aggregate amount thereof.

                  ii. TITLE POLICY. The Title Policy shall be issued by Chicago Title Company, 388 Market Street, Suite 1300, San Francisco, California 94111 (the "Title Company"), and shall insure good and indefeasible fee simple or leasehold title, as the case may be, to the Real Property covered by the Title Commitment in Buyer, subject only to the Permitted Liens. The Title Policy for the Real Property for which an "as built" survey is required pursuant to
Section 9.10.a.i. hereof shall contain an endorsement insuring over all printed or typed general exceptions for which insurance may be obtained by the delivery of such surveys. The Title Policy shall contain a zoning endorsement and such other endorsements as required hereby. Any additional endorsements to the Title Policy, and any Mortgagee's Policy of Title Insurance for any Lender of Buyer, shall be at Buyer's sole cost and expense.

         b. OBJECTION; RIGHT TO CURE. Buyer shall have until the earlier of (i) the Closing Date, and (ii) ten (10) days after receiving the Title Commitment to either approve or reject the title to the Real Property. If Buyer rejects title to any portion of the Real Property, it shall give Sellers notice thereof within ten (10) days after receiving the Title Commitment and, if within fifteen (15) days after receiving such notice, Sellers do not cure, or commence to cure for items reasonably requiring more than 15 days to cure, the title objection, then Buyer may, in its sole discretion, terminate this Agreement under Section 13.1.a. hereof by giving notice thereof to Sellers within two (2) Business Days after the end of such cure period. In the event the timing of the cure procedure set forth in this subsection conflicts with the Closing Date, in that Sellers cannot reasonably cure the title objection within the period provided, but are making diligent efforts toward that end, the Closing Date shall be automatically extended by a reasonable number of days to permit Sellers to complete their cure of Buyer's title objection. Any title item set forth on the Title Commitment which Buyer does not object to in writing within the period provided herein for making such objections is deemed to be approved.

9.9. SURVEY.

         a. OBLIGATION TO DELIVER.

                  i. AS-BUILT SURVEY. Sellers, at their sole cost and expense, shall order and deliver to Buyer at least ten (10) Business Days prior to the Closing Date, an "as-built" survey for each parcel of Real Property that is designated in Schedule 2.1.a. as Real Property for which an as-built survey shall be obtained (the "As-Built Survey"). The As-Built Survey shall be prepared by a surveyor licensed in the State of California and in accordance with ALTA-ASCM standards for Class A urban-commercial surveys, and dated as of a date within two hundred and forty (240) days prior to the Closing, and shall be certified in favor of Buyer and the Title Company, and shall contain sufficient detail to provide the Title Company the basis for issuing the Title Policy without survey exceptions.

                  ii. BOUNDARY SURVEY. Sellers, at their sole cost and expense, shall order and deliver to Buyer at least ten (10) Business Days prior to the Closing Date, a "boundary" survey for each parcel of Real Property that is designated in Schedule 2.1.a. as Real Property for which a boundary survey shall be obtained (the "Boundary Survey"). The Boundary Survey shall be prepared by a surveyor licensed in the State of California, and dated as of a date within two hundred and forty (240) days prior to the Closing, and shall be certified in favor of Buyer and the Title Company, and shall contain sufficient detail to provide the Title Company the basis for issuing the Title Policy without survey exceptions. The As-Built Survey and Boundary Survey are also sometimes referred to herein collectively as, the "Survey".

         b. OBJECTION; RIGHT TO CURE. Buyer shall have until the earlier of (i) the Closing Date, and (ii) ten (10) days after receiving the Survey to approve or reject the matters set forth thereon. If Buyer rejects the Survey, it shall give Sellers notice thereof within ten (10) days after receiving the Survey, and if within fifteen (15) days after receiving such notice, Sellers do not cure to Buyer's reasonable satisfaction, or commence to cure for items reasonably requiring more than 15 days to cure, the objection to the Survey, then Buyer may, in its sole discretion, terminate this Agreement under Section 13.1.a. hereof by giving notice thereof to Sellers within two (2) Business Days after the end of such cure period. In the event the timing of the cure procedure set forth in this subsection conflicts with the Closing Date, in that Sellers cannot reasonably cure the objection to the Survey within the period provided, but are making diligent efforts toward that end, the Closing Date shall be automatically extended by a reasonable number of days to permit Sellers to complete their cure of Buyer's objection to the Survey. Buyer shall be deemed to have accepted the matters set forth on the Survey to the extent Buyer does not object thereto within the period provided herein for making such objections.

9.10. CASUALTY. If, prior to the Closing, the Facilities or any other Acquired Assets sustain damage or destruction by fire or other casualty that Sellers do not repair prior to Closing, the following provisions shall apply:

         a. If (i) such damage or destruction results in any of the Owned Facilities being unusable for their current purpose, or (ii) the cost to repair such damage or destruction, or to replace such damaged or destroyed Facilities or other Acquired Assets (collectively, the "Cost to Repair"), is greater than $250,000 and Seller does not have insurance coverage therefor, Buyer may elect either to (1) terminate this Agreement by notice thereof to Sellers and all obligations of the parties hereunder, or (2) consummate the Transaction and receive as a credit against the Purchase Price the amount of such Cost to Repair, and thereafter Seller shall have no obligation to repair such damage or destruction.

         b. If the preceding Section 9.10.a. does not apply, then:

                  (i) If Sellers have insurance coverage for the Cost to Repair any such damage or destruction, Buyer may elect either to (1) receive from Sellers all of the proceeds of such insurance paid or payable and pay to Sellers the full amount of the Purchase Price, or (2) allow Sellers to retain all such insurance proceeds subject to a reduction of the Purchase Price in the amount thereof; and

                  (ii) If, and to the extent that, the Cost to Repair any such damage or destruction is not covered by insurance, including, without limitation costs that are subject to a deductible or self-insured retention, the Purchase Price shall be reduced by an amount equal to that portion of the Cost to Repair such damage or destruction that is not covered by insurance.

9.11. CONDEMNATION. If, prior to Closing, any part of the Acquired Assets are condemned, or become subject to any pending or threatened condemnation by any Governmental Body, Buyer, at its option, may:

         a. Close the Transaction, in which event all of the condemnation proceeds shall be payable to Buyer, and Sellers shall assign all claims therefor and all right, title and interest therein to Buyer; or

         b. Elect to terminate this Agreement under Section 13.1.a. hereof by giving notice thereof to Sellers within three (3) Business Days after Buyer receives notification of such condemnation.

9.12. BULK SALES COMPLIANCE. Buyer hereby waives compliance by Sellers with the provisions of Bulk Sales, Bulk Transfer, Fraudulent Transfer or Conveyance, or similar Legal Requirements, if any, applicable to this Transaction, and Sellers agree to pay and discharge when due all claims of creditors which could be asserted against Buyer by reason of such non-compliance to the extent any such liabilities are not specifically assumed by Buyer hereunder. Notwithstanding the preceding sentence, in its sole discretion, Sellers may elect to satisfy any such Legal Requirements, in which case the satisfaction thereof shall be added as a condition to Sellers' obligations to close under Section 10. hereof.

9.13. NOTIFICATION. During the Closing Period, Seller, on the one hand, and Buyer, on the other hand, will promptly notify the other party in writing if Seller, on the one hand, and Buyer, on the other hand, becomes aware of any fact or condition that causes or constitutes a breach, (i) on the one hand, of any of the Seller's representations and warranties as of the date of this Agreement, or if the Seller becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition, or (ii) on the other hand, of any of the Buyer's representations and warranties as of the date of this Agreement, or if Buyer becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Sellers' Disclosure Schedule or the Buyer's Disclosure Schedule, as the case may be, if such disclosure schedule were dated the date of the occurrence or discovery of any such fact or condition, Seller, on the one hand, and Buyer, on the other hand, will promptly deliver to the other party a supplement to the applicable disclosure schedule specifying such change, any of which such supplement is subject to the approval of Seller in its sole discretion, on the one hand, or Buyer, in its sole discretion, on the other hand. During the same period, (i) Seller will promptly notify Buyer of the occurrence of any breach of any covenant of Seller in this
Section 9. or of the occurrence of any event that may make the satisfaction of the conditions in Section 11. hereof impossible or unlikely, and (ii) Buyer will promptly notify Seller of the occurrence of any breach of any covenant of Buyer in this Section 9. or of the occurrence of any event that may make the satisfaction of the conditions in Section 10. hereof impossible or unlikely.

9.14. EMPLOYMENT OF PCHI'S EMPLOYEES; ADDITIONAL EMPLOYEE MATTERS.

         a. (i) Prior to Closing, Buyer shall offer, effective as of the Closing Date, employment to all employees of PCHI employed at University who are subject to the Union Contract (including for this purpose, any employee of PCHI who elects to be treated as a retiree of PCHI as of the Closing Date for the purpose of qualifying for certain employee benefits). Each offer of employment shall be for no less than the position, wage or salary, and other benefits required by, and otherwise in accordance with, the Union Contract. Buyer shall also offer employment to substantially all of the other current employees of PCHI, on terms and conditions acceptable to Buyer. All employees who accept Buyer's offer of employment shall be referred herein to collectively as, the "Hired Employees".

                  (ii) Any individuals offered employment by Buyer shall be considered "newly hired", and Buyer shall have no liability whatsoever with respect to any matter relating to the employment of such persons by PCHI prior to the Closing Date. The provisions of this section shall inure solely to the benefit of the parties hereto and no third party (including, without limitation, any employee of PCHI) shall be permitted to rely hereon as a third party beneficiary or otherwise.

                  (iii) As to each Hired Employee, Buyer shall also provide employee welfare benefits and paid time-off that are commensurate with those of other employees of Buyer having similar positions and as otherwise required by the Union Contract. Buyer agrees that, for the purpose of determining welfare benefits coverage and other related matters (including eligibility and participation, but not vesting or benefit accrual, under any Buyer pension benefit plan), each Hired Employee will be considered to have commenced employment with Buyer on the date such Hired Employee commenced uninterrupted employment with PCHI. Notwithstanding the preceding sentence, Buyer shall not be obligated to provide Hired Employees any accrued sick or vacation days upon hiring them (except as provided otherwise in Section 9.14.d. below). For the purpose of determining vesting and benefit accrual under all Buyer pension benefit plans, each Hired Employee will be considered to have commenced employment with Buyer on the Employment Commencement Date (as hereinafter defined). Health benefits coverage provided by Buyer for Hired Employees (and any dependents thereof) shall apply to covered expenses incurred on and after the Employment Commencement Date, and Buyer agrees to waive any limitations for pre-existing conditions with respect to any conditions affecting any Hired Employees (and any dependents thereof); subject, however, to the following limitations: (x) the pre-existing condition provisions of PCHI's health benefit plans shall apply in lieu of the pre-existing condition provisions of Buyer's plans to all Hired Employees (and their dependents) who are eligible for benefits under PCHI's health benefits plans as of the Closing Date but who are subject to pre-existing condition limitations as of the Closing Date, and (y) the pre-existing conditions limitations under Buyer's medical benefits plans shall apply to any Hired Employee (and his or her dependents) who is not eligible for benefits under PCHI's health benefits plans as of the Closing Date, and any such Hired Employee shall be treated as having been hired by Buyer on the date such employee commenced employment with PCHI for purposes of applying such pre-existing condition limitations to such Hired Employee (and his or her dependents).

                  (iv) As used herein, the term "Employee Commencement Date" shall mean the day immediately following the Closing Date; provided, however, that with respect to any employee who is in paid or unpaid inactive status as of the Closing Date and to whom Buyer offers employment pursuant to this
Section 9.14.a., the term "Employee Commencement Date" shall mean such employee's first day of employment with Buyer.

         b. Subject to the accuracy of Seller's representations and warranties in Section 7.9., (i) on and after the Closing Date, Buyer shall be responsible for any and all notices required with respect to Buyer's termination of employees, and (ii) any liabilities or obligations arising under the WARN Act on or after the Closing Date shall be those of Buyer and not Seller.

         c. After the Closing, Buyer will, upon reasonable request, give assistance to human resources personnel of PCHI and Paracelsus in the post-closing administration of the employee benefit plans of PCHI or Paracelsus as they apply to Hired Employees. For this purpose, "assistance" includes reasonable access to the pre-Closing personnel records of Hired Employees.

         d. Seller agrees that it shall pay the accrued liability of PCHI for accrued vacation, holiday, and sick day benefits and related taxes that relate to the Hired Employees prior to the Employee Commencement Date.

9.15. PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the Transaction will be issued, if at all, at such time and in such manner as Sellers determine, in their sole discretion. Unless consented to by Sellers in advance, required by applicable Legal Requirements prior to the Closing, or required under the terms of a subpoena or order issued by a Governmental Body, Buyer shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement or the Transaction to any Person. Sellers and Buyer will consult with each other concerning the means by which PCHI's employees, customers, and suppliers and others having dealings with PCHI will be informed, if at all, of the Transaction, and Sellers will have the right to have a Representative present for any such communication.

9.16. CONSENTS TO ASSUMPTION OF LEASES.

         a. Seller shall assist and cooperate with Buyer and its representatives in obtaining, within thirty (30) days from the Signing Date,
(i) the consents by the lessor under a lease of University (the "University Lease") to the assumption of such lease by Buyer on terms and conditions reasonably acceptable to Seller and (ii) the release by the lessor of the University Lease of such lessor's right to purchase the leased property.

         b. If Buyer is unable after using all commercially reasonable means, to obtain the consents required in Section 9.16.a. within the initial thirty
(30) period, then Buyer shall be deemed to have terminated this Agreement under
Section 13.1.a. If upon the expiration of such thirty (30) day period Buyer has obtained the consent to the assumption of the lease by Buyer but not the release of the lessor's option to purchase the leased property, then Buyer may elect prior to the expiration of such initial thirty (30) day period to terminate this agreement under Section 13.1.a. or upon the failure to make such election the requirement for the release as a condition to Closing is waived.

9.17. DELIVERY AND APPROVAL OF SCHEDULES.

         a. Seller shall deliver the Schedules called for herein upon, or as soon as reasonably possible after, execution of this Agreement. Except as otherwise provided for herein, Buyer shall have five (5) days following receipt of any Schedule, or any designated portion of Sellers' Disclosure Schedule, to object to any disclosure thereon. Buyer shall notify Sellers in writing within seven (7) days of receipt of any Schedule or any portion of Sellers' Disclosure Schedule, if Buyer objects to any disclosure thereon and shall describe in detail any such objection. Buyer shall not object to any Assigned Contract that has commercially reasonable terms and is reasonably necessary to the operations of any of the Facilities.

         b. Seller shall have ten (10) days following receipt of Buyers objection to any such disclosure, to cure such objection and resubmit such Schedule or portion thereof. If such amended Schedule or portion thereof is not reasonably acceptable to Buyer, then Buyer may within three(3) days following receipt of any such amended Schedule or portion thereof, in its sole discretion terminate this Agreement under Section 13.1.a.

                                  SECTION 10.
             CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS TO CLOSE

         The obligation of each Seller to close on the Closing Date under this Agreement is subject to each of the following conditions (any of which may, in Seller's discretion, be waived, in whole or part) existing on the Closing Date or such other applicable date:

10.1. REPRESENTATIONS AND WARRANTIES OF BUYER. The representations and warranties made by Buyer in or pursuant to this Agreement or the other Transaction Documents shall be true and accurate in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of such date. In determining whether there has been a material misrepresentation or material adverse event, all occurrences and adverse events shall be aggregated to determine the applicability or breach of the provisions of this Agreement.

10.2. OBLIGATIONS OF BUYER. Buyer shall have performed and complied in all material respects with all of its obligations under this Agreement and the other Transaction Documents which are to be performed or complied with by it prior to or on the Closing Date.

10.3. CLOSING CERTIFICATE. The President (or other authorized corporate officer) of Buyer shall have executed and delivered to Sellers a certificate dated as of the Closing Date, upon which Sellers and Parcels us may rely, certifying that the conditions set forth in Section 10.1. and Section 10.2. hereof have been satisfied as to it.

10.4. SECRETARY'S CERTIFICATE. Sellers shall have received a certificate of the Secretary (or other authorized corporate officer) of Buyer certifying as true, accurate, and complete, as of the Closing Date: (a) a copy of the resolutions of Buyer's Board of Directors authorizing the execution, delivery, and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation by Buyer of the Transaction; (b) a copy of the resolutions of Buyer's shareholders authorizing the execution, delivery, and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation by Buyer of the Transaction; (c) a certified copy of the Articles of Incorporation of Buyer issued by the Tennessee Secretary of State; (d) a copy of the Bylaws of Buyer; and (e) the incumbency of the officer or officers authorized to execute on behalf of Buyer the Agreement and the other Transaction Documents to which it is a party.

10.5. LEGAL MATTERS. There must not have been commenced or threatened against any of Sellers or Buyer, or any their respective Affiliates, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, the Transaction, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with the Transaction.

10.6. NO PROHIBITION. Neither the consummation nor the performance of the Transaction will, directly or indirectly (with or without the giving of notice or the lapse of time or both), materially contravene, or conflict with, or result in a material violation of, or cause Sellers or any of its Affiliates, to suffer any material adverse consequence under, (a) any applicable Legal Requirement or judgment, order, writ, injunction, or decree, or (b) any Legal Requirement or judgment, order, writ, injunction, or decree that has been published, introduced, or otherwise proposed by or before any Governmental Body.

10.7. NECESSARY CONSENTS. The Consent of all Persons necessary for the consummation of the Transaction shall have been granted and be in full force and effect, including, without limitation, the Consent of or required by or pursuant to, as the case may be:

         a. The Board of Directors of Sellers;

         b. Paracelsus, as the shareholder of each Seller;

         c. The consent of the lessor to the assignment of the University Lease to Buyer required by Section 9.16;

         d. Any Lender of Seller; and

         e. Those Persons listed or referred to in Section 10.7.c of Sellers' Disclosure Schedule.

10.8. COMPLETION OF SCHEDULES. The schedules to this Agreement identified as to be completed by mutual agreement of the parties, initialed, and attached prior to Closing shall have been completed, initialed, and attached.

10.9. DELIVERY OF TRANSACTION DOCUMENTS. Buyer shall have delivered, or caused to be delivered, all Purchase Price consideration, documents, instruments, exhibits, schedules, certificates, and lists required by Section 12.3. hereof to be delivered at or prior to Closing.

10.10. CLOSING OF THE RHEEM TRANSACTION. Buyer and Sellers shall have closed, or close simultaneous with the Closing under this Agreement, the transaction whereby Sellers assign and sell and Buyer assume and purchase the lease and property named Rheem Valley Convalescent Hospital, located at 348 Rheem Boulevard, Moraga, California 94556 ("Rheem Valley") pursuant to the Rheem Valley Asset Purchase Agreement dated the date of this Agreement and among Sellers and Buyer.

                                  SECTION 11.
              CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

         The obligation of Buyer to close on the Closing Date under this Agreement is subject to each of the following conditions (any of which may, in the Buyer's discretion, be waived, in whole or part) existing on the Closing Date or such other applicable date:

11.1. REPRESENTATIONS AND WARRANTIES OF SELLERS. The representations and warranties made by Sellers in or pursuant to this Agreement or the other Transaction Documents shall be true and accurate in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of such date. In determining whether there has been a material misrepresentation or material adverse event, all occurrences and adverse events shall be aggregated to determine the applicability or breach of the provisions of this Agreement.

11.2. OBLIGATIONS OF SELLERS. Sellers shall have performed and complied in all material respects with all of their obligations under this Agreement and the other Transaction Documents which are to be performed or complied with by them prior to or on the Closing Date.

11.3. CLOSING CERTIFICATE. The President (or other authorized corporate officer) of each Seller shall have executed and delivered to Buyer a certificate dated as of the Closing Date, upon which Buyer may rely, certifying that the conditions set forth in Section 11.1. and Section 11.2. hereof have been satisfied.

11.4. SECRETARY'S CERTIFICATE OF SELLERS. Buyer shall have received a certificate of the Secretary (or other authorized corporate officer) of each Seller certifying as true, accurate, and complete, as of the Closing Date: (a) a copy of the resolutions of Seller's Board of Directors authorizing the execution, delivery, and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation by Seller of the Transaction; (b) a copy of the resolutions of Seller's shareholder authorizing the execution, delivery, and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation by Seller of the Transaction; (c) a certified copy of the Articles of Incorporation of Seller issued by the California Secretary of State; (d) a copy of the Bylaws of Seller; and (e) the incumbency of the officer or officers authorized to execute on behalf of Seller the Agreement and the other Transaction Documents to which it is a party.

11.5. SELLERS' INVENTORY. Sellers' shall have at the Facilities an inventory of food products, medical and drug supplies in a quantity and of a quality as may be required by the California Department of Health for the continued operation of the Facilities.

11.6. LEGAL MATTERS. There must not have been commenced or threatened against any of Sellers or Buyer, or any their respective Affiliates, any Proceeding (a) involving any material challenge to, or seeking material damages in connection with, the Transaction, or (b) that may have the effect of preventing or making illegal the Transaction.

11.7. NO PROHIBITION. Neither the consummation nor the performance of the Transaction will, directly or indirectly (with or without the giving of notice or the lapse of time or both), materially contravene, or conflict with, or result in a material violation of, or cause Buyer, or any of its Affiliates, to suffer any material adverse consequence under, (a) any applicable Legal Requirement or judgment, order, writ, injunction, or decree, or (b) any Legal Requirement or judgment, order, writ, injunction, or decree that has been published, introduced, or otherwise proposed by or before any Governmental Body.

11.8. NECESSARY CONSENTS. The Consent of all Persons necessary for the consummation of the Transaction shall have been granted and be in full force and effect, including, without limitation, the Consent of or required by or pursuant to, as the case may be:

         a. The (i) Board of Directors of Sellers and, (ii) the shareholder of each Seller, as to the approval of this Agreement, no later than five (5) Business Days after the Signing Date;

         b. The consent of the lessor to the assignment of the University Lease to Buyer and the release by the lessor of the University Lease of an option to purchase the leased property, as required by Section 9.16.a; and

11.9. TITLE COMMITMENT. Buyer shall have received, and be satisfied, in good faith, with the Title Commitment, as contemplated by, and within the scope of,
Section 9.8. hereof.

11.10. SURVEY. Buyer shall have received, and be satisfied, in good faith, with the Survey, as contemplated by, and within the scope of, Section 9.9. hereof.

11.11. TITLE POLICY. Buyer shall have received, and be satisfied, in good faith, with the Title Policy, as contemplated by, and within the scope of,
Section 9.8. hereof.

11.12. COMPLETION OF SCHEDULES. The schedules shall have been completed.

11.13. DELIVERY OF TRANSACTION DOCUMENTS. Seller shall have delivered, or caused to be delivered, all documents, instruments, exhibits, schedules, certificates, and lists required by Section 12.1. hereof to be delivered at or prior to Closing.

                                  SECTION 12.
             DELIVERIES AT CLOSING; POST-CLOSING FURTHER ASSURANCES

12.1. DELIVERIES BY SELLERS. Sellers shall deliver, or cause to be delivered, to Buyer or such other Person as required hereby, at the Closing:

         a. GOVERNMENTAL CERTIFICATES. A Certificate of Good Standing and/or Certificate of Existence for Sellers issued by the appropriate Governmental Body of the State of California, dated within thirty (30) days prior to the Closing Date;

         b. UCC, JUDGMENT, AND TAX LIEN SEARCH REPORT. A Uniform Commercial Code, judgment, and tax lien search report for PCHI for the California Secretary of State and Contra Costa, San Mateo Counties, California, dated within thirty (30) days prior to the Closing Date;

         c. CLOSING CERTIFICATE. The Closing Certificates of Sellers, as required by Section 11.3. hereof;

         d. SECRETARY'S CERTIFICATE. The Secretary's Certificates of Sellers, as required by Section 11.4. and Section 11.5. hereof;

         e. BILL OF SALE. A bill of sale conveying good, valuable, and marketable title to the Acquired Assets (other than the Real Property) (the "Bill of Sale") in the substantially the form of APPENDIX 12.1.E.

         f. ASSIGNMENT AND ASSUMPTION AGREEMENT. An assignment and assumption agreement evidencing Sellers' assignment and transfer of the Assigned Contracts, and Buyer's assumption of the Assumed Liabilities (the "Assignment and Assumption Agreement") in substantially the form of APPENDIX 12.1.F.

         g. WARRANTY DEED. A special warranty deed, conveying good and indefeasible title to the Real Property to Buyer, subject only to the Permitted Liens (the "Warranty Deed") substantially in the form of APPENDIX 12.1.G.;

         h. CONSENTS. Copies or other satisfactory evidence of any required Consents to the Transaction;

         i. TITLE COMPANY DOCUMENTS. Any instruments or documents required by the Title Company to be delivered in order for the Title Company to issue and deliver the Title Policy;

         j. TITLE POLICIES. The Title Policies, as required by Section 9.8 hereof, provided however the actual Title Policies may be delivered post Closing directly to Buyer by the Title Company according to the preparation and issuance requirements of the Title Company;

         k. POSSESSION. Possession, or constructive possession, of the Acquired Assets, as required by Section 2.1. hereof; and

         l. CONSTRUCTION CONTRACT ESCROW AGREEMENT. The Construction Contract Escrow Agreement.

         m. OTHER DOCUMENTS. Such other documents necessary for the consummation of the Transaction as Buyer may reasonably request.

12.2. FURTHER ASSURANCES BY SELLERS. From time to time after the Closing, upon Buyer's request, Sellers agree to execute and deliver such additional instruments of conveyance and transfer and take such further actions as may be required in conformity with this Agreement and the other Transaction Documents for the complete sale and transfer to Buyer of the Acquired Assets.

12.3. DELIVERIES BY BUYER. Buyer shall deliver, or cause to be delivered, to Sellers or such other Person as required hereby, at the Closing:

         a. GOVERNMENTAL CERTIFICATES. A Certificate of Good Standing and/or Certificate of Existence for Buyer issued by the appropriate Governmental Body of the State of California, dated within thirty (30) days prior to the Closing Date;

         b. CLOSING CERTIFICATE. The Closing Certificate of Buyer, as required by Section 10.3. hereof;

         c. SECRETARY'S CERTIFICATE. The Secretary's Certificate of Seller, as required by Section 10.4. hereof;

         d. ASSIGNMENT AND ASSUMPTION AGREEMENT. The Assignment and Assumption Agreement.

         e. NON-FOREIGN CERTIFICATION. A Non-Foreign Certification for Buyer setting forth the matters required to comply with applicable Legal Requirements (the "Non-Foreign Certification");

         f. CONSENTS. Copies or other satisfactory evidence of any required Consents to the Transaction, including the consents to the assumption by Buyer of the University Lease;

         g. PURCHASE PRICE. (i) The portion of the Purchase Price to be paid in cash at the Closing, as required by Section 2.3. hereof and (ii) the Note;

         h. CONSTRUCTION CONTRACT ESCROW AGREEMENT. The Construction Contract Escrow Agreement.

         i. OTHER DOCUMENTS. Such other documents necessary for the consummation of the Transaction as Buyer may reasonably request.

12.4. FURTHER ASSURANCES BY BUYER. From time to time after the Closing, upon any Seller's request, Buyer agrees to execute and deliver such additional instruments of assumption and take such further actions as may be required in conformity with this Agreement and the other Transaction Documents for the complete assumption by Buyer of the Assumed Liabilities.

                                  SECTION 13.
                                  TERMINATION

13.1. TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated:

         a. By Buyer for any or all of the reasons specified in, and as permitted by, Section 9.7.b. for an uncured objection to the environmental condition, Section 9.8.b. for an uncured objection to title, Section 9.9.b. for an uncured objection to the Survey, Section 9.10. for a condemnation by a Governmental Body, Section 9.16.b. for the failure to obtain the required consents to the assumption of the University Lease, or Section 9.17.b. based upon an objection to a Schedule.

         b. By Buyer if Seller does not enter into the Construction Contract;

         c. By Sellers, acting together, on the one hand, or Buyer, on the other hand, if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

         d. (i) By Sellers, acting together, if any of the conditions in
Section 10. hereof have not been satisfied as of the Closing Date or if satisfaction of such conditions is or becomes impossible (other than through the failure of Sellers to comply with any of their respective obligations hereunder) and Sellers have not waived such conditions on or before the Closing Date; or

            (ii) By Buyer if any of the conditions in Section 11. hereof have not been satisfied as of the Closing Date or if satisfaction of such conditions is or becomes impossible (other than through the failure of Buyer to comply with its obligations hereunder) and Buyer has not waived such conditions on or before the Closing Date;

         e. By the consent of Sellers, acting together, on the one hand, and Buyer, on the other hand;

         f. By Sellers, acting together, if the Closing has not occurred (other than through the failure of Sellers to comply fully with their respective obligations under this Agreement) at any time after the Scheduled Closing Date (if Buyer has failed to make any required Supplemental Earnest Money Deposit to extend the Closing) or the Extension Date (if Buyer has made any required Supplemental Earnest Money Deposit to extend the Closing); or

         g. By Sellers, acting together, on the one hand, or Buyer, on the other hand, if the Closing has not occurred (other than through the failure of any party seeking to terminate to comply fully with its respective obligations under this Agreement) within sixty (60) days after the Scheduled Closing Date, or such later date as the parties may in writing agree upon.

13.2. EFFECT OF TERMINATION. Except as otherwise provided herein, each party's right of termination under Section 13.1. hereof is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 13.1. hereof, all further obligations of the parties will terminate, except that the obligations in Section 9.1., Section 16.2., and Section 13.3.b. hereof will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by another party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination.

13.3. CONSEQUENCES OF TERMINATION.

         a. IN GENERAL. In the event of the termination of this Agreement as provided in this Section 13.1.a. hereof, this Agreement shall become null and void, and there shall be no liability or restrictions on the future activities on the part of any party hereto, except in the event of termination by a party caused by the willful acts or omissions of the other party, and except as provided in Section 9.1., Section 16.2., and Section 13.3.b. hereof.

         b. EARNEST MONEY DEPOSIT. With respect to the Earnest Money Deposit:

                  i. If Buyer terminates this Agreement pursuant to Section 13.1.a. hereof prior to the Scheduled Closing Date (which such date shall be automatically extended during the period of, and through the end of the second Business Day after, the end of any cure period granted Sellers under Section 9.7.b., Section 9.8.b., Section 9.9.b., Section 9.16.b., or Section 9.17.b. hereof) the Earnest Money Deposit shall be paid and delivered to Buyer within five (5) Business Days after the effective date of such termination;

                  ii. If Buyer terminates this Agreement pursuant to Section 13.1.b. or Section 13.1.d.(ii) hereof, the Earnest Money Deposit shall be paid and delivered to Buyer within five (5) Business Days after the effective date of such termination;

                  iii. If Buyer terminates this Agreement at any time after the Scheduled Closing Date or if the Closing otherwise fails to occur, for any reason other than as provided in Section 13.1.a, Section 13.1.b, or Section 13.1.d.(ii), the Earnest Money Deposit shall be paid to and retained by Sellers on the effective date of termination; and

                  iv. If not earlier required to be paid and delivered to Buyer or retained by Sellers, as the case may be, the Earnest Money Deposit shall be paid to and retained by Sellers at the Closing and credited against the Purchase Price.

         Once the Earnest Money Deposit is released, whether to Buyer or Sellers, all obligations of Sellers with respect thereto will immediately terminate.

         c. LIQUIDATED DAMAGES. Any payment of the Earnest Money Deposit to Sellers, other than as a credit against the Purchase Price at the Closing, is not intended as a forfeiture or penalty, but instead is intended to compensate Sellers for the damages they will suffer as a result of the act or omission which gives rise to such payment. In agreeing to such liquidated damages, Buyer acknowledges that the amount of Sellers' actual damages by reason of such act or omission will be substantial, but would be extremely difficult to ascertain, and the amount of the Earnest Money Deposit is a reasonable estimate of such damages. In addition, Buyer desires to have a limitation put on its potential liability to Sellers in such events. Accordingly, the parties have agreed to the concept of liquidated damages as set forth herein, with the amount thereof having been subject of specific agreement between the parties. Buyer and Sellers represent and warrant to each other that the provisions for liquidated damages are fair and reasonable under the circumstances existing on the date hereof. Notwithstanding the foregoing, if, contrary to the agreement of the parties as set forth in this section, any party shall contest these provisions and any court of competent jurisdiction shall rule in a Proceeding between the parties that the subject provisions are not enforceable, then Sellers shall be entitled to seek all relief normally permitted at law or equity to an aggrieved seller.
THE PARTIES HEREBY EXPRESSLY AGREE THAT, BECAUSE THE PRECISE AMOUNT OF SELLERS' DAMAGES CAUSED BUYER'S DEFAULT WOULD BE EXTREMELY DIFFICULT TO CALCULATE ACCURATELY, THE AMOUNT OF THE EARNEST MONEY DEPOSIT IS NOT UNREASONABLE UNDER THE CIRCUMSTANCES EXISTING AT THE TIME THIS AGREEMENT IS ENTERED INTO. SELLERS AND BUYER ACKNOWLEDGE THAT THEY HAVE MADE A REASONABLE ENDEAVOR TO ESTIMATE THE ACTUAL DAMAGES SELLERS WOULD SUSTAIN AS A RESULT OF BUYER'S DEFAULT. HOWEVER, THE PROSPECTIVE IMPRACTICABILITY AND EXTREME DIFFICULTY OF FIXING SELLERS' ACTUAL DAMAGES HAS REQUIRED THE PARTIES TO ATTEMPT TO LIQUIDATE SUCH DAMAGES IN THE EVENT BUYER DEFAULTS. THEREFORE, THE PARTIES AGREE THAT THE LIQUIDATED DAMAGES SET FORTH IN THIS SECTION ARE JUST AND REASONABLE UNDER THE CIRCUMSTANCES.


Initials:
          -------        ----------        ----------
                  PCHI              PREC             Buyer

13.4. BUYERS RIGHTS. Nothing herein shall prevent Buyer from specifically enforcing its rights hereunder or seeking damages for any breach of this Agreement by Sellers, except as may be governed by Section 15.

                                  SECTION 14.
                     POST-CLOSING COVENANTS AND AGREEMENTS

14.1. CHANGE OF NAME. Buyer agrees that it will cause all signs, if any, incorporating the names "Paracelsus", "Paracelsus Healthcare", or "Paracelsus Convalescent" (and all derivatives and variations thereof) which are located at any of the Real Property to be removed or modified as soon as reasonably practicable after the Closing Date and in any event within thirty (30) days after the Closing Date, so that such names are no longer used at such Real Property.

14.2. PRESERVATION AND ACCESS TO BOOKS AND RECORDS AFTER THE CLOSING.

         a. After the Closing, Buyer shall keep and preserve all medical records and medical charts existing as of the Closing of patients of the Business for so long as Buyer is required by applicable Legal Requirements to maintain such records (but in no event less that seven (7) years, beginning on the Closing Date). Buyer acknowledges that as a result of entering into this Agreement and operating the Business, it will gain access to patient and other information which is subject to Legal Requirements concerning confidentiality. Buyer agrees to abide by any such Legal Requirements relating to the confidential information it acquires. Buyer agrees after Closing to maintain the patient records at the Business in accordance with applicable Legal Requirements (including, if applicable, Section 1861(v)(i)(I) of the Social Security Act (42 U.S.C. Section 1395x(v)(1)(I)) and requirements of relevant insurance carriers. In addition, Seller shall be entitled to remove from the Facilities any such patient records, but only for purposes of pending litigation involving a patient to whom such records refer, as certified in writing prior to removal by counsel retained by Seller in connection with such litigation; provided, however, Seller shall if reasonably possible use copies of patient records, where appropriate. Any original patient records so removed from the Facilities shall be promptly returned to Buyer following its use by Seller. Notwithstanding the foregoing provisions, Seller shall not be entitled to review, have access to, have copies of or remove from the Facilities any medical records or patient charts relating to any period after the expiration of the applicable statute of limitations expires for the bringing of any action against Seller for its operation of the Facilities of conduct of the Business prior to the Closing Date.

         b. After the Closing, Buyer shall keep and preserve all other records of the Business existing as of the Closing which are delivered to Buyer by Sellers for a period of seven (7) years or such longer period (if any) as such records are required to be kept and preserved by any Legal Requirements. After the Closing, upon reasonable written notice by Seller to Buyer, Seller shall be entitled, during regular business hours, to have access to and make copies of all records pertaining to the operation of the Business (other than medical records which shall be governed by the provisions of Section 14.2.a. hereof) prior to the Closing for any lawful corporate purpose.

         c. Should Buyer decide to dispose of any books or records which they have been obligated to maintain pursuant to this Section 14.2., Buyer shall advise Seller in writing of such intention and Seller shall have not less than sixty (60) days after receipt of such notice to elect in writing to have Buyer deliver such records to Seller.

14.3. COVENANT NOT TO COMPETE. During the period beginning on the Closing Date and continuing for a period of three (3) years thereafter (the "Restricted Period"), Sellers each agree that it will not, directly or indirectly, for itself, its subsidiaries, partnerships or joint ventures or on behalf of any other person, either as an employee, employer, independent contractor, consultant, agent, principal, owner, partner, shareholder, investor, corporate officer, director, or in any other individual or representative capacity, engage or participate in any manner whatsoever in any nursing home, retirement home or assisted living facility (the "Restricted Activity") in the geographic area that is within a fifty (50) mile radius of each of the Facilities as they exist on the Closing Date (the "Restricted Territory"), without obtaining the prior written consent of Buyer; provided, however, that Seller (a) may invest in the securities of any entity (without otherwise participating in the activities of such entity) if (i) such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and (ii) Seller does not beneficially own (as defined by Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) in excess of five percent (5%) of the outstanding equity securities of such entity, and (b) may, upon notice to Buyer, provide in the Restricted Territory health care services not offered by Sellers on the Closing Date. Notwithstanding any other provision hereof, this section shall not apply to restrict any successor or assign of Seller, whether through a merger, sale of substantially all of its assets, or other similar transaction. Upon the consummation of any such transaction, this section shall automatically terminate without any further notice or action by any party.

14.4. OBLIGATION TO REMIT FUNDS. Each party hereto agrees to remit to the other party any funds that it receives which under the terms of this Agreement belongs to the other party within three (3) business days of receipt of such funds.

                                  SECTION 15.
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

15.1. SURVIVAL OF REPRESENTATIONS. Notwithstanding any investigation made by or on behalf of any party, all representations and warranties made by the parties in this Agreement or pursuant hereto shall survive the Closing and remain effective for a period of twelve (12) months thereafter, except that the representations and warranties made by Seller in Section 7.6. hereof shall survive the Closing and remain effective for the period of the applicable statute of limitations or similar Legal Requirement. Each party is entitled to and is hereby deemed to have reasonably relied upon the representations and warranties of the other party.

15.2. INDEMNIFICATION OF SELLERS. Subject to the provisions of this Section 15. and only in the event the Closing occurs (Seller otherwise being entitled only to payment of the Earnest Money Deposit as liquidated damages if the Closing does not occur), Buyer agrees to indemnify, defend, and hold harmless Sellers, and their respective predecessors, successors, assigns, officers, directors, stockholders, employees, Subsidiaries, parents, Affiliates, partners, agents, attorneys, accountants, financial advisers, Representatives, and insurers (collectively, the "Seller Indemnified Parties"), against and in respect of any losses, damages (including incidental and consequential damages), deficiencies, diminutions in value, liabilities, actions, suits, proceedings, demands, assessments, judgments, fines, and reasonable costs and expenses (including, but not limited to, attorney and expert witness fees) (collectively, the "Losses"), arising or resulting, directly or indirectly, from or in connection with:

         a. Any misrepresentation or other breach of any representation or warranty made by Buyer in this Agreement or in any of the other Transaction Documents;

         b. Any failure to perform or other breach of any covenant, agreement, or obligation of Buyer in this Agreement or in any of the other Transaction Documents;

         c. Any of the Assumed Liabilities; or

         d. Any and all liabilities or obligations of the Business incurred, and any and all liabilities or obligations relating to the Acquired Assets incurred, after the Closing Date.

         The foregoing matters giving rise to the rights of the Seller Indemnified Parties to indemnification hereunder are referred to as the "Seller Claims".

15.3. INDEMNIFICATION OF BUYER. Subject to the provisions of this Section 15. and only in the event the Closing occurs (Buyer otherwise being entitled only to payment of the Earnest Money Deposit if the Closing does not occur), Sellers agree to indemnify, defend, and hold harmless Buyer, and its predecessors, successors, assigns, officers, directors, stockholders, employees, Subsidiaries, parents, Affiliates, partners, agents, attorneys, accountants, financial advisers, Representatives, and insurers (collectively, the "Buyer Indemnified Parties"), against and in respect of any Losses, arising or resulting, directly or indirectly, from or in connection with:

         a. Any misrepresentation or other breach of any representation or warranty made by Sellers in this Agreement or in any of the other Transaction Documents;

         b. Any failure to perform or other breach by Sellers of any covenant, agreement, or obligation in this Agreement or in any of the other Transaction Documents; or

         c. All liabilities or obligations of PCHI in conducting the Business prior to the Closing, even if the claim therefor is not made until after the Closing, other than the Assumed Liabilities.

         The foregoing matters giving rise to the rights of the Buyer Indemnified Parties to indemnification hereunder are referred to as the "Buyer Claims".

15.4. LIMITATIONS ON SELLERS' LIABILITY. Notwithstanding any other provision hereof, Sellers shall not be liable for any Losses under this Section 15. in excess of the aggregate amount of the Purchase Price received by Sellers at the time the claim for indemnification is made. Further, the indemnification provided for against Sellers in favor of the Buyer Indemnified Parties shall be, notwithstanding any other provision hereof, the exclusive remedy of the Buyer Indemnified Parties for claims against Sellers under or arising from this Agreement.

15.5. THRESHOLDS. The Seller Indemnified Parties shall have the right to indemnification under this Section 15. only after and to the extent the Seller Claims exceed, in the aggregate, the sum of $20,000, provided that this section shall not apply to payment of any other portion of the Purchase Price. The Buyer Indemnified Parties shall have the right to indemnification under this
Section 15. only after and to the extent the Buyer Claims exceed, in the aggregate, the sum of $20,000. Once the thresholds in the preceding sentences are satisfied, as applicable to each party, Buyer shall be liable for any Losses of the Seller Indemnified Parties in excess thereof, and the Sellers shall be liable for any Losses of the Buyer Indemnified Parties in excess thereof.

15.6. EFFECT OF TAXES AND INSURANCE. The liability of an Indemnitor under this
Section 15. shall be reduced by the Tax benefit actually realized and any insurance proceeds received by the Indemnitee as a result of any Losses upon which the claim for indemnification is based, and shall include any Tax detriment actually incurred by the Indemnitee as a result of such Losses. The amount of any such Tax benefit or detriment shall be determined by taking into account the effect, if any and to the extent then determinable, of timing differences resulting from the acceleration or deferral of items of gain or loss resulting from such Losses and shall otherwise be determined so that payment by the Indemnitor, as so adjusted, will make the

Indemnitee as economically whole as reasonably possible.

15.7. PROCEDURE FOR INDEMNIFICATION; THIRD PARTY CLAIMS.

         a. After receipt by an Indemnitee under this Section 15. of notice of the commencement of any Proceeding against it, such Indemnitee shall, if a claim is to be made against an Indemnitor hereunder, promptly give notice to the Indemnitor of the commencement of such claim (including all documents and other information which the Indemnitee has with respect thereto), but the failure to notify the Indemnitor shall not relieve the Indemnitor of any liability that it may have to any Indemnitee, except to the extent that the Indemnitor demonstrates that the defense of such action is prejudiced by the Indemnitee's failure to give such notice.

         b. If any Proceeding referred to in the preceding subsection is brought against an Indemnitee and it gives notice to the Indemnitor of the commencement of such Proceeding, the Indemnitor will be entitled to participate in such Proceeding and, to the extent that it wants (unless (i) the Indemnitor is also a party to such Proceeding and the Indemnitee determines in good faith that joint representation would be inappropriate, or (ii) the Indemnitor fails to provide reasonable assurance to the Indemnitee of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding) to assume the defense of such Proceeding with counsel satisfactory to the Indemnitee and, after notice from the Indemnitor to the Indemnitee of its election to assume the defense of such Proceeding, the Indemnitor will not, as long as it diligently conducts such defense, be liable to the Indemnitee under this Section 15. for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnitee in connection with the defense of such Proceeding, other than reasonable and necessary costs of investigation. If the Indemnitor assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification under this Section 15.; (ii) no compromise or settlement of such claims may be effected by the Indemnitor without the Indemnitee's consent unless (y) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnitee, and
(z) the sole relief provided is monetary damages that are paid in full by the Indemnitor; and (iii) the Indemnitee will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an Indemnitor of the commencement of any Proceeding and the Indemnitor does not, within ten (10) calendar days after the Indemnitee's notice is given, give notice to the Indemnitee of its election to assume the defense of such Proceeding, the Indemnitor will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnitee.

         c. Notwithstanding the foregoing, if an Indemnitee determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates, other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnitee may, by notice to the Indemnitor, assume the exclusive right to defend, compromise, or settle such Proceeding, but the Indemnitor will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

15.8. PROCEDURE FOR INDEMNIFICATION; OTHER CLAIMS. A claim for indemnification for any matter not involving a third-party claim covered by Section 15.7. hereof may be asserted by the Indemnitee promptly giving notice to the Indemnitor requesting indemnification and stating in reasonable detail the nature of such matter and the amount of Losses claimed therefor. The Indemnitor shall have fifteen (15) calendar days after receiving such notice to respond. If the Indemnitor accepts responsibility or does not respond within such 15 day period, the Indemnitor shall pay the Indemnitee the full amount of the claim within ten (10) Business Days after responsibility therefor is so determined. If the Indemnitor rejects the claim for indemnification, and the dispute is not resolved by the Indemnitor and Indemnitee within fifteen (15) calendar days, the parties may pursue any legal or equitable remedy available to them to resolve the same. If it is determined that the Indemnitor is liable for the claim, it shall pay the Indemnitee the full amount of the claim within ten (10) Business Days after responsibility therefor is so determined.

                                  SECTION 16.
                                 MISCELLANEOUS

16.1. NOTICES. Any notice or Consent from any party required or permitted by this Agreement shall be in writing and shall be sufficiently given if personally delivered, mailed by certified or registered mail, return receipt requested, sent by Federal Express (or other guaranteed and receipted delivery service), or sent by facsimile transmission to the following addresses (or such other addresses as specified by written notice timely given to the other parties).


         To Sellers
                                    Paracelsus Healthcare Corporation
                                    Attn:   President
                                    515 West Greens Road, Suite 800
                                    Houston, Texas 77067
                                    Telephone: (281) 774-5115
                                    Facsimile:  (281) 774-5110

         With a copy (which
         shall not constitute
         notice) to:                Michener, Larimore, Swindle, Whitaker,
                                      Flowers, Sawyer, Reynolds & Chalk, L.L.P.
                                    Attn: Wayne M. Whitaker, Esq.
                                    3500 City Center Tower II
                                    301 Commerce Street
                                    Fort Worth, Texas 76102
                                    Telephone: (817) 878-0530
                                    Telecopier: (817) 335-6935

         To Buyer:                  Sunland Associates, Inc.
                                    Attn: Byron DeFoor
                                    5706 Main Street
                                    Ooltewah, Tennessee,  37363
                                    Telephone: (423) 238-4237
                                    Telecopier: (423) 238-4575

         With a copy (which
         shall not constitute
         notice) to:                Baker, Donelson, Bearman & Caldwell, P.C.

                                    Attn: John Mooney
                                    1800 Republic Centre
                                    Chattanooga, Tennessee  37450-1800
                                    Telephone: (423) 209-4107
                                    Telecopier: (423) 756-3447

         Any notice given in accordance with this section is effective three
(3) Business Days after the date on which the same was delivered, deposited, or sent and confirmation of delivery received, as applicable for the notice procedure used.

16.2. TRANSACTION COSTS AND EXPENSES. Except as otherwise provided herein, each party hereunder shall be responsible for and pay its, his, or her, as the case may be, own costs and expenses, including fees of accountants, attorneys, and other advisors, incurred by it, him, or her, as the case may be, in connection with the Transaction; provided, however, that if the transactions contemplated by this Agreement are not consummated as a result of a breach of this Agreement by any party, such party shall be liable for expenses and costs incurred by the other parties, together with all reasonable expenses and costs (including attorneys' fees) incurred by the other parties in connection with enforcing their rights under this Agreement, notwithstanding the provisions of Section
13.3. of this Agreement. Buyer shall pay all recording fees for recording any deeds, assignments, or other instruments in connection with the Transaction. Seller shall pay all documentary stamp Taxes, discretionary surtaxes and intangible Taxes for recording any deeds, assignments, or other instruments in connection with the Transaction.

16.3. ASSIGNABILITY; BINDING EFFECT; THIRD PARTIES.

         a. The rights and obligations of any party under this Agreement may not be assigned or delegated by any party without the prior written consent of the other party, which shall not be unreasonably withheld, except (i) that Sellers may assign and delegate any of their rights and obligations to any Subsidiary or Affiliate or any successor in a merger, sale of substantially all of its assets, or other similar transaction and (ii) Buyer may assign its rights to any wholly owned subsidiary of Buyer or an entity the majority of whose equity interest is owned by Byron DeFoor, provided Buyer shall guarantee the obligations of any assignee or transferee under this Agreement and the Note. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

         b. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies arising from this Agreement on any person other than the parties and their respective successors or assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third party to a party, nor shall any provision of this Agreement give any third party a right of subrogation or action against any party, except as otherwise set forth in this Agreement.

16.4. WAIVER. There can be no waiver of any term, provision, or condition of this Agreement which is not in writing signed by the party against whom the waiver is sought to be enforced. Waiver by any party of the default or breach of any provision of this Agreement by another shall not operate or be construed as a waiver of any subsequent default or breach.

16.5. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by a court of final jurisdiction, it is the parties' intent that all other provisions of this Agreement shall remain fully valid, enforceable, and binding on the parties.

16.6. FURTHER ASSURANCES. The parties agree to take such further actions, including the execution and delivery of any documents, as may be required, necessary, or desirable for the performance of this Agreement.

16.7. ENTIRE AGREEMENT; HEADINGS; INCORPORATION BY REFERENCE. This Agreement, together with the other Transaction Documents, exhibits, schedules, documents, and instruments referred to herein, constitutes the entire agreement between the parties relating to the subject matter hereof, and supersedes all previous agreements, written or oral. Except as provided otherwise in this Agreement, this Agreement shall not be amended or modified except by an instrument in writing signed by all parties. Headings are for convenience of reference only and shall not affect the interpretation or construction of this Agreement. All exhibits, schedules, documents, and instruments referred to in this Agreement are incorporated by reference for all purposes.

16.8. GOVERNING LAW; VENUE; ATTORNEY'S FEES.

         a. Any dispute between the parties relating to this Agreement shall be construed under and in accordance with the laws of the State of California applicable to contracts between residents of California that are to be wholly performed within such state.

         b. The parties agree that the courts within Contra Costa County, California shall have exclusive venue and jurisdiction of same.

         c. The prevailing party in any litigation shall be entitled to recover from the other party reasonable attorney's fees and court costs incurred in the same, in addition to any other relief that may be awarded.

16.9. TIME OF ESSENCE. Time shall be of the essence in interpreting this Agreement.

16.10. MULTIPLE COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original and all of which shall constitute one document; and furthermore, a facsimile signature shall be deemed an original.

         IN WITNESS WHEREOF, the parties have executed this Agreement and caused same to be duly delivered on their behalf on the day and year first written above.








                         [signatures on following page]

Buyer:                                  Sellers:

SUNLAND ASSOCIATES, INC.                PARACELSUS CONVALESCENT
                                        HOSPITALS, INC.


By:
   ---------------------------          By:
Name:                                      ---------------------------
     -------------------------          Name:
Title:                                       -------------------------
      ------------------------          Title:
                                              ------------------------






                                        PARACELSUS REAL ESTATE
                                        CORPORATION



                                        By:
                                           ---------------------------
                                        Name:
                                             -------------------------
                                        Title:
                                              ------------------------